EXHIBIT 4.3

THE ALARIS MEDICAL SYSTEMS RETIREMENT INVESTMENT PLAN

(Effective January 1, 1998
With Amendments Through December 31, 2002)

Article 1. Definitions

The following words and phrases, when used in the Plan with an initial capital letter, shall have the following meanings, unless the context clearly indicates otherwise:

1.01	“Accounts” shall mean a Participant’s Employee After-Tax Account, Employee Pre-Tax Account, Company Match Account, Profit Sharing Account, Rollover Account, ESOP Account (as discussed in Appendix I) and PAYSOP Account (as discussed in Appendix II). Notwithstanding any provision to the contrary, the above-mentioned accounts includes any sub-account therein.

1.02	“Actual Contribution Percentage” shall mean, with respect to a specified group of Eligible Employees, the average of the Actual Contribution Ratios for that group of Eligible Employees. An Actual Contribution Percentage shall be separately calculated each Plan Year for (a) the group of Eligible Employees who are Highly Compensated Employees, and (b) the group of Eligible Employees who are Non-Highly Compensated Employees.

1.03	"Actual Contribution Ratio" shall mean, with respect to an Eligible Employee, the ratio of (a) to (b):

(a)	The amount of Company Matching Contributions made to the Plan pursuant to Sections 3.04 for a Plan Year, if any.

(b)	The Eligible Employee’s Section 414(s) Compensation for that Plan Year, provided that upon direction of the Plan Administrator, Section 414(s) Compensation for a Plan Year shall only be counted if received during the period the Eligible Employee is, or is eligible to become, a Participant.

An Eligible Employee’s Actual Contribution Ratio shall be rounded to the nearest one-one-hundredth of one percent of the Eligible Employee’s Section 414(s) Compensation.

1.04	“Actual Deferral Percentage” shall mean, with respect to a specified group of Eligible Employees, the average of the Actual Deferral Ratios for that group of Eligible Employees. An Actual Deferral Percentage shall be separately calculated each Plan Year for (a) the group of Eligible Employees who are Highly Compensated Employees, and (b) the group of Eligible Employees who are Non-Highly Compensated Employees.

1.05	"Actual Deferral Ratio" shall mean, with respect to an Eligible Employee, the ratio of (a) to (b):

(a)	The amount of Pre-Tax Contributions made to the Plan pursuant to Sections 3.01 for a Plan Year (including Pre-Tax Contributions returned to a Highly Compensated Employee pursuant to Section 3.08(c) and Pre-Tax Contributions returned to any Eligible Employee pursuant to Section 3.08(d)), if any.

(b)	The Eligible Employee’s Section 414(s) Compensation for that Plan Year, provided that upon direction of the Plan Administrator, Section 414(s) Compensation for a Plan Year shall only be counted if received during the period the Eligible Employee is, or is eligible to become, a Participant.

An Eligible Employee’s Actual Deferral Ratio shall be rounded to the nearest one-one-hundredth of one percent of the Eligible Employee’s Section 414(s) Compensation.

1.06	“Adjustment Factor” shall mean the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code applied to such items and in such manner as the Secretary shall provide.

1.07	“Affiliated Employer” shall mean any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) with the Company; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing, for purposes of Sections 1.27(b) and 3.14, the definitions in Sections 414(b) and 414(c) of the Code shall be modified as provided in Section 415(h) of the Code.

1.08	“Beneficiary” shall mean any person, persons or entity named by a Participant by written designation filed with the Plan Administrator to receive benefits payable in the event of the Participant’s death. However, if the Participant is married, his spouse shall be deemed to be the Beneficiary unless or until he elects another Beneficiary by a written designation filed with the Plan Administrator. Any such designation shall not be effective without Spousal Consent. If no such designation is in effect at the time of death of the Participant, or if no person, persons or entity so designated shall survive the Participant, the Participant’s estate shall be deemed to be the Beneficiary.

1.09	"Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.10	“Company” shall mean ALARIS Medical Systems or any successor by merger, purchase or otherwise with respect to its employees; or any other company participating in the Plan as provided in Section 12.03 with respect to its employees.

1.11	“Company Matching Contributions” shall mean contributions made by the Company to the Plan on behalf of Participants, pursuant to Section 3.04.

1.12	“Company Match Account” shall mean a Participant’s account into which shall be credited Company Matching Contributions, plus earnings thereon.

1.13	“Compensation” shall mean total Form W-2 earnings while a Plan Participant including regular earnings, sick pay (to the extent includable in the participant’s taxable income) bonuses, overtime, shift differentials and commissions, plus Pre-Tax Contributions made to the Plan pursuant to Section 3.01 and pre-tax contributions made to any other 401(k) plan maintained by the Company or to a cafeteria plan described in Section 125 of the Code. Compensation shall not, for Plan purposes, exceed the Maximum Compensation Limitation described in Section 1.31 for any Plan Year. Severance pay shall not constitute Compensation.

1.14	“Disability” shall mean the total and permanent physical or mental disability of an individual, evidenced by an inability to engage in any substantial gainful activity, as determined under the Company’s Long-Term Disability Plan.

1.15	“Earnings” shall mean the amount of income, gains and losses to be returned with any excess deferrals, excess contributions or excess aggregate contributions under Sections 3.08, 3.09 or 3.10 as determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Sections 402(g), 401(k) and 401(m) of the Code.

1.16	“Effective Date” shall mean January 1, 1998.

1.17	"Eligible Employee" shall mean an Employee excluding the following:

(a)	Any Employee who is included in a unit of Employees covered by a collective bargaining agreement between the Employee representatives and the Company; or

(b)	A Leased Employee; or

(c)	An Employee scheduled to work less than 20 hours per week who completes less than 1,000 Hours of Service in a consecutive 12-month period beginning on the person’s date of hire. However, if the Employee’s Hours of Service are less than 1,000 hour during this period, such a person shall nevertheless be an Eligible Employee if the Employee’s Hours of Service are 1,000 or more during the first Plan Year that begins after the Employee’s date of hire; or

(d)	An Employee who is classified as a seasonal employee and/or an Employee on a temporary assignment who performs less than 1,000 Hours of Service in a consecutive 12-month period beginning on the Employee’s date of hire. Such an Employee shall nevertheless be an Eligible Employee if, during the first Plan Year that begins after the Employee’s date of hire, the person’s Hours of Service equal or exceed 1,000 (or during any succeeding Plan Year); or

(e)	Non-Resident Aliens and Residents of Puerto Rico who received no U.S. income.

1.18	“Employee” shall mean any person receiving compensation for services rendered to the Company or an Affiliated Employer, whose compensation is subject to withholding of income tax and/or for whom Social Security contributions are required to be made by the Company or an Affiliated Employer. It is expressly intended that individuals not treated as common-law employees by the Company or an Affiliated Employer on their payroll records are to be excluded from Plan participation even if a court or administrative agency determines that such individuals are common-law employees.

1.19	“Employee After-Tax Account”shall mean a Participant’s account into which After-Tax Contributions, plus earnings thereon, if any, shall be credited.

1.20	“Employee Pre-Tax Account” shall mean a Participant’s account into which Pre-Tax Contributions, plus earnings thereon, shall be credited.

1.21	“Employment Commencement Date” shall mean the first date as of which an Employee is credited with an Hour of Service for the Company or an Affiliated Employer.

1.22	“Enrollment Date” shall mean the first day of any pay period after which an Employee has met the Plan’s eligibility requirements and elects to commence participation in the Plan.

1.23	"Enrollment Form" shall mean the any written form or alternative enrollment system designated and approved by the Company.

1.24	“ERISA”shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.25	“ESOP”shall mean that portion of the Merged Plan that was established and maintained pursuant to the employee stock ownership plan described in Sections 401(a) and 4975(e)(7) of the Code, and Section 407(d) of ERISA.

1.26	“Highly Compensated Employee” shall mean any Employee of the Company or an Affiliated Employer (whether or not eligible for participation in the Plan) who satisfies one or more of the following criteria:

(a)	During the current Plan Year or the preceding Plan Year, the Employee was at any time a 5% owner of the Company or an Affiliated Employer.

(b)	During the preceding Plan Year, the Employee received Section 415 Compensation in excess of $80,000 multiplied by the Adjustment Factor and was among the highest 20% of Employees for that year by Section 415 Compensation. For purposes of determining the number of Employees, the Company may apply the provisions of Section 414(q) of the Code.

Notwithstanding the foregoing, Employees who are nonresident aliens and who receive no earned income from the Company or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section 1.26.

The provisions of this Section 1.26 shall be further subject to any additional requirements as described in Section 414(q) of the Code or Regulations promulgated thereunder.

1.27	“Hour of Service” shall mean, with respect to an Employee for any applicable computation period, each hour for which the Employee is paid or entitled to payment for the performance of duties for the Company or an Affiliated Employer. For purposes of Section 1.17, “Hour of Service” also means

(a)	Each hour for which an Employee is paid or entitled to payment by the Company or an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or other absence approved by the employer; provided that no Hours of Service will be credited under this paragraph if payment is made or due solely for the purpose of complying with applicable workmen’s compensation, or unemployment compensation or disability insurance laws. These hours will be credited to the Employee for the period(s) during which such Employee is so absent.

(b)	Each hour for which back pay as an Employee, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or an Affiliated Employer. These hours will be credited to the Employee for the period(s) to which the award or agreement pertains rather than the period in which the award, agreement or payment was made.

Hours of Service will be computed in accordance with DOL Regulation Section 2530.2006-2.

1.28	“Investment Funds” shall mean the separate funds in which contributions to the Plan may be invested in accordance with Article 4.

1.29	“Leased Employee” shall mean any person (other than a person described in Section 414(n)(5) of the Code) who is not otherwise an Employee of the Company or an Affiliated Employer and who provides services to the Company or an Affiliated Employer (the “Recipient”) if:

(a)	Such services are provided pursuant to an agreement between the Recipient and a “leasing organization”;

(b)	Such person has performed such services for the Recipient (or the Recipient and the Company or an Affiliated Employer) on a substantially full-time basis for a period of at least one year; and

(c)	Such services are performed under primary direction or control by the Recipient.

1.30	“Leave of Absence” shall mean an absence authorized by the Company under its standard personnel practices as applied in a uniform and nondiscriminatory manner to all persons similarly situated, pursuant to the Family and Medical Leave Act of 1993, and state law.

1.31	“Maximum Compensation Limitation” shall mean $150,000 per year, as indexed from time to time. Effective for Plan Years beginning on or after January 1, 2002, the Maximum Compensation Limitation shall mean $200,000 per year, as indexed from time to time.

1.32	“Merged Plan” shall mean the IVAC Employee Savings Plan that was merged into this Plan, which was formerly known as the Advanced Medical Technologies, Inc./IMED Corporations’ Savings Plan.

1.33	"Non-Highly Compensated Employee" shall mean an individual who is not a Highly Compensated Employee.

1.34	"Normal Retirement Age" shall mean the date the Employee attains age 65.

1.35	“Parental Leave” shall mean a period in which an Employee is absent from work immediately following his or her active employment due to (a) the Employee’s pregnancy, (b) the birth of the Employee’s child, (c) the placement of a child with the Employee in connection with the Employee’s adoption of the child, or (d) the Employee’s caring for the child for a period beginning immediately following the birth or placement for adoption. Such a leave shall be consistent with federal and state law and subject to verification by the Plan Administrator.

1.36	“Participant” shall mean any person included for participation in the Plan as provided in Article 2 and who continues to be entitled to benefits under the Plan.

1.37	“PAYSOP” shall mean the portion of the Merged Plan that was established and maintained pursuant to the terms and conditions of the Merged Plan as set forth in Appendix II.

1.38	“Period of Severance” shall mean the period of time commencing on the Employee’s Severance from Service Date and ending on the date that the Employee performs an Hour of Service for the Company or an Affiliated Employer.

1.39	“Plan” shall mean the ALARIS Medical Systems Retirement Investment Plan as set forth in this document, or as amended from time to time.

1.40	"Plan Administrator" shall mean the Company, or such individual designated by the Company to administer the Plan.

1.41	"Plan Year" shall mean the 12-month period beginning on any January 1.

1.42	“Pre-Tax Contributions” shall mean contributions made on behalf of a Participant on a pre-tax basis, pursuant to Section 3.01.

1.43	“Profit Sharing Contributions” shall mean contributions made by the Company to the Plan on behalf of Participants pursuant to Section 3.05.

1.44	“Qualified Domestic Relations Order” shall mean a judgment, decree, or order (including approval of a property settlement agreement) issued by a court or administrative tribunal of competent jurisdiction which:

(a)	Creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant’s benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, former spouse, child or dependent;

(b)	Is made pursuant to a State domestic relations law;

(c)	Does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and

(d)	Otherwise meets the requirements of Section 206(d) of ERISA and Code section 414(p) as determined by the Plan Administrator.

1.45	“Qualified Nonelective Contributions” shall mean contributions which may be made by the Company in accordance with Sections 3.09(e)(ii) and 3.10(e)(ii). The Qualified Nonelective Contributions shall be 100% nonforfeitable when made and shall be available for withdrawal pursuant to Article 8. Qualified Nonelective Contributions must satisfy the requirements of Treasury Regulations 1.401(k)-1(b)-(5) and 1.401(m)-1(b)(5), whichever is appropriate, and which are herein incorporated by reference.

1.46	“Reemployment Commencement Date” shall mean the first date, following a Period of Severance, that an Employee is credited with an Hour of Service for the Company or an Affiliated Employer.

1.47	“Rollover Account” shall mean a Participant’s account into which the Rollover Contributions shall be credited pursuant to Section 3.06.

1.48	“Rollover Contributions” shall mean all qualified amounts contributed by or on behalf of a Participant (or Eligible Employee) pursuant to Section 3.06.

1.49	“Section 414(s) Compensation” shall mean Section 415 Compensation. However, upon direction of the Plan Administrator, Section 414(s) Compensation for a Plan Year may be modified to exclude all or any portion of the items described in Section 1.414(s)-1(c)(3) of the Income Tax Regulations, including or excluding Pre-Tax Contributions and amounts contributed on behalf of a Participant on a salary reduction basis to a cafeteria plan described in Section 125 of the Code, and/or excluding all or any portion of the items described in Section 1.414(s)-1(d)(2)(ii) of the Income Tax Regulations. Section 414(s) Compensation shall not exceed the Maximum Compensation Limitation.

1.50	“Section 415 Compensation” shall mean wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company or an Affiliated Employer and shall include amounts contributed by the Company pursuant to a salary reduction agreement which are not includable in gross income of the Employee under Sections 125, 402(g)(3), 132(f)(4) or 457 of the Code, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), but shall exclude:

(a)	Except as provided above, Company contributions to the Plan or to any other plan of deferred compensation maintained by the Company or an Affiliated Employer;

(b)	Amounts realized from the exercise of a non-qualified stock option;

(c)	Amounts realized when restricted stock is no longer subject to substantial risk of forfeiture;

(d)	Amounts realized from the disposition of stock acquired under a qualified stock option; and

(e)	Other amounts that receive special tax benefits.

Notwithstanding the foregoing, for Plan Years and limitation years commencing prior to January 1, 1998, Section 415 Compensation shall exclude amounts contributed by the Company pursuant to a salary reduction agreement which are not includable in gross income of the Employee under Sections 125, 402(g)(3), 132(f)(4) or 457 of the Code except for the purpose of Section 1.26 of the Plan.

1.51	“Service” shall mean, with respect to any Employee, the period beginning on the Employee’s Employment Commencement Date (or, if applicable, the Reemployment Commencement Date) and ending on the Employee’s Severance from Service Date, subject to the following:

(a)	If the Employee’s employment is terminated and he is later reemployed within one year of his Severance from Service Date, the period between his Severance from Service Date and his date of reemployment shall be included in his Service;

(b)	If the Employee is absent from the service of the Company or an Affiliated Employer because of service in the Armed Forces of the United States and if the Employee returns to the service of the Company or an Affiliated Employer having applied to return while his reemployment rights were protected by law, that absence shall be included in his Service;

(c)	If the Employee is on a Leave of Absence approved by the Company under rules uniformly applicable to all Employees similarly situated, the Company may authorize the inclusion in his Service of any portion of that period of leave which is not included in his Service under subsection (a);

(d)	If the Employee incurs a one-year Period of Severance, and he is subsequently rehired, the Employee’s Service accrued after reemployment shall be aggregated with his Service accrued prior to the one-year Period of Severance only if (i) the Employee was vested in all or a portion of his Company(s) Account, or (ii) the Employee’s Period of Severance does not equal or exceed five years;

(e)	Service with any other company which has been or may later be acquired by the Company or an Affiliated Employer shall count only as required by law or as may be determined by resolution of the Company; and

(f)	All periods of an Employee’s Service, whether or not consecutive, shall be aggregated. Service shall be measured in elapsed years and fractions of years whereby each 12 calendar months shall constitute one year, each completed calendar month shall constitute one-twelfth of a year, and partial calendar months which, when aggregated, equal 30 days shall constitute one-twelfth of a year.

1.52	"Severance from Service Date" shall mean the earliest of:

(a)	The date an Employee quits, retires, is discharged or dies; or

(b)	The first anniversary of the date on which an Employee is first absent from service from the Company or an Affiliated Employer, with or without pay, for any reason (other than resignation, retirement, discharge or death), such as vacation, sickness, Disability, layoff or Leave of Absence; or

(c)	Solely for purposes of determining when a Period of Severance begins, the second anniversary of the date on which an Employee is first absent from service from the Company or an Affiliated Employer, with or without pay, for a Parental Leave.

1.53	“Spousal Consent” shall mean written consent given by a Participant’s spouse to an election made by the Participant of a specified form of benefit or a designation by the Participant of a specified Beneficiary other than the spouse. That consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Participant’s election. The requirement for spousal consent may be waived by the Plan Administrator if it is established to its satisfaction that there is no spouse, or that the spouse cannot be located, or because of such other circumstances as may be established by applicable law. Spousal Consent shall be applicable only to the particular spouse who provides such consent.

1.54	"Trust" shall mean the fund established by the Company to hold and invest the assets of the Plan.

1.55	“Trustee” shall mean the bank, trust company or individuals selected by the Company to take custody of the assets of the Plan.

1.56	“Valuation Date” shall mean the end of each business day on which the national stock exchanges are open for trading.

1.57	“Vested Portion” shall mean the portion of the Accounts in which the Participant has a nonforfeitable interest, as provided in Article 6.

1.58	“VRS”shall mean the Voice Response System, as applicable to the administration of the Plan and operated by the Company, or by its designated agent.

Article 2. Eligibility and Participation

2.01 Eligibility

(a)	Each Eligible Employee who was on the payroll of the Company on December 31, 1997 shall be eligible to participate in the Plan on the Effective Date.

(b)	Each other Eligible Employee shall be eligible to participate in the Plan after completion of the first full pay period or as soon as administratively feasible following the date after the Employee enrolls in the Plan using the VRS or other Enrollment Form approved by the Plan Administrator.

2.02 Participant Contributions

An Employee who is eligible to become a Plan Participant in accordance with Section 2.01 shall become eligible to contribute to the Plan as of the first Enrollment Date after the date he enrolls using the VRS or other Enrollment Form approved by the Plan Administrator, within the time period established by the Plan Administrator, which shall authorize the Company to make Pre-Tax Contributions on his behalf in accordance with Section 3.01.

2.03 Reemployment of Former Employees and Former Participants

(a)	Any person reemployed by the Company as an Eligible Employee who was previously eligible to contribute to the Plan, shall be immediately eligible to become a Participant in the Plan enrolling using the VRS or other Enrollment Form approved by the Plan Administrator in accordance with Section 2.02.

(b)	Each other person reemployed by the Company as an Eligible Employee shall be eligible to become a Participant in the Plan upon satisfying the requirements of Sections 2.01(b) and the filing of an Enrollment Form in accordance with Section 2.02.

2.04 Transferred Participants

A Participant who remains in the employ of the Company or an Affiliated Employer, but ceases to be an Eligible Employee, shall continue to be a Participant in the Plan, but shall not be eligible to make Pre-Tax Contributions or receive allocations of Company Matching Contributions and Profit Sharing Contributions while his employment status is other than as an Eligible Employee.

2.05 Termination of Participation

An Eligible Employee’s participation in the Plan shall terminate on the date he terminates employment with the Company and all Affiliated Employers unless the Participant is entitled to benefits under the Plan, in which event his participation shall terminate when those benefits are distributed to him.

Article 3. Contributions

3.01 Contributions

(a)	A Participant may elect, in accordance with Section 2.02 to reduce his Compensation by not less than 1% and not more than 20%, in whole percentages. Such amounts shall be contributed to the Plan by the Company on behalf of the Participant as Pre-Tax Contributions. Such contributions shall be credited to the Participant’s Employee Pre-Tax Account. Pre-Tax Contributions shall be limited as provided in Sections 3.08, 3.09, 3.12, 3.13 and 3.14.

(b)	Effective for Plan Years beginning on or after January 1, 2002, Participants who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

3.02 Change in Contributions

The percentage of Compensation designated by a Participant under Section 3.01 as Pre-Tax Contributions shall automatically apply to increases and decreases in his Compensation. Subject to the provisions of Section 3.01, a Participant may change the percentage of his Pre-Tax Contributions as of the first day of any pay period by using the VRS or other written form approved by the Plan Administrator.

3.03 Suspension of Contributions

(a)	A Participant may revoke his election under Section 3.01 as of the first day of any pay period by using the VRS or other written form approved by the Company. The revocation shall become effective as soon as administratively practicable after notice is received.

(b)	A Participant who has revoked his election under Section 3.01 may apply to the Plan Administrator to have his contributions resumed in accordance with Section 3.01 as of the first day of any pay period following the revocation by giving advance notice of such intent.

3.04 Company Matching Contributions

For each calendar month or more often, the Company shall contribute to the Plan, on behalf of each Participant who elected to make Pre-Tax Contributions, an amount equal to fifty cents for each one dollar of the first 8% of Compensation made as Pre-Tax Contributions per pay period. A Matching Contribution shall also be made with respect to those elective contributions made by a Participant pursuant to Section 3.01(b). The maximum Matching Contribution that may be allocated to any Participant for any Plan Year shall be 4% of his/her Compensation. In addition, effective for Plan Years beginning on or after January 1, 2001, a Matching Contribution shall be made on behalf of any participant who failed to receive the amount of the Matching Contribution he or she would have received had the person’s Pre-Tax Contribution (including that described in Section 3.01(b)) each pay period not exceeded 8% of Compensation. Such Matching Contribution shall be referred to as a “True-Up Contribution.” The True-Up Contribution shall be contributed not later than the extended due date for filing the corporate income tax return for such Plan Year. A True-Up Contribution shall not be made on behalf of any Participant who is not on the payroll on the last day of the Plan Year.

3.05 Profit Sharing Contributions

(a)	At the end of each Plan Year, the Company may contribute a Profit Sharing Contribution to the Plan on behalf of each Participant who is on the payroll of the Company as an Eligible Employee on the last day of the Plan year.

(b)	Subject to the limitations contained in Section 404(a)(3) of the Code, such Profit Sharing Contributions shall be in any amount to be determined by the Company as of the end of the relevant Plan Year, and shall be allocated among the eligible Participants in an amount equal to the sum of a “base contribution percentage” of each such Participant’s Compensation during the Plan Year.

3.06 Rollover Contributions

(a)	With the permission of the Plan Administrator and without regard to any limitations on contributions set forth in this Article 3, the Plan may receive from a Participant, or from an Eligible Employee who is not yet a Participant, or from a retirement plan or conduit individual retirement account (or annuity), in cash, any portion of:

(i)	An “eligible rollover distribution,” as defined in Section 402(f)(2)(A) of the Code from an “eligible retirement plan” described in Section 402(c)(8)(B)((iii) or (iv), paid to the Participant (or Eligible Employee) provided that the Participant (or Eligible Employee) pays over such amount to the Trustee on or before the 60th day after the day it was received by the Participant (or Eligible Employee);

(ii)	An “eligible rollover distribution,” as defined in Section 402(f)(2)(A) of the Code, paid from an “eligible retirement plan” as a direct rollover to the Trustee on behalf of the Participant (or Eligible Employee) by an eligible retirement plan described in Section 402(c)(8)(B)(iii) or (iv) of the Code; and

(iii)	A distribution described in Section 408(d)(3)(A)(ii) of the Code (as it existed immediately prior to enactment of the Economic Growth and Tax Relief Reconciliation Act of 2001) from a conduit individual retirement account or annuity paid to the Participant (or Eligible Employee) provided that the Participant (or Eligible Employee) pays over such amount to the Trustee on or before the 60th day after the day it was received by the Participant (or Eligible Employee);

provided that the amount of the eligible rollover is at least $500.

(b)	Notwithstanding Section 3.06(a), the Plan shall not accept any amount from a Participant (or Eligible Employee) unless such amount would otherwise be a taxable distribution and qualifies for rollover treatment in accordance with applicable law and the Participant (or Eligible Employee) provides evidence satisfactory to the Plan Administrator that such amount qualifies for rollover treatment.

(c)	Upon approval by the Plan Administrator, the amount transferred to the Plan by the Participant (or Eligible Employee) shall be deposited in the Trust by the Trustee and shall be credited to the Participant’s (or Eligible Employee’s) Rollover Account. A Participant (or Eligible Employee) shall be 100% vested in his Rollover Account. A Participant’s (or Eligible Employee’s) Rollover Account shall share in allocations of income, gains and losses from the Investment Funds, but shall not share in allocations of Company Matching Contributions.

(d)	Upon a transfer described in this Section 3.06 by an Eligible Employee who is not a Participant, the Eligible Employee’s Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

3.07 Timing of Contributions

(a)	Contributions made in accordance with Section 3.01, and 3.04 shall be forwarded to the Trustee as soon as practicable after the end of each payroll period in accordance with a method acceptable and approved by the Company.

(b)	Contributions made in accordance with Section 3.05 shall be forwarded to the Trustee as soon as practicable after the end of each Plan Year.

3.08 Section 402(g) Limitation on Pre-Tax Contributions

(a)	In no event shall the Participant’s reduction in Compensation pursuant to Section 3.01, and the corresponding Pre-Tax Contributions made on his behalf by the Company, in any calendar year exceed the dollar limit contained in Code Section 402(g), except, effective January 1, 2002, to the extent permitted under Section 3.01(b).

(b)	If a Participant’s Pre-Tax Contributions in a calendar year reach the dollar limitation under Section 3.08(a), his election of Pre-Tax Contributions for the remainder of the calendar year shall be canceled. As of the first payroll period of the following calendar year, the Participant’s election of Pre-Tax Contributions shall again become effective in accordance with his previous election.

(c)	If the sum of the Participant’s Pre-Tax Contributions and pre-tax contributions to any other defined contribution plan maintained by the Company or an Affiliated Employer exceeds the dollar limitation described in Section 3.08(a) for any calendar year, the Participant shall be deemed to have requested, by the first March 1 following the end of the calendar year, a distribution of the excess (“Excess Deferrals”) over such dollar limitation.

(d)	If a Participant makes pre-tax contributions under another qualified defined contribution plan, simplified employee pension plan or tax sheltered annuity maintained by an employer other than the Company or an Affiliated Employer for any calendar year and those contributions, when added to his Pre-Tax Contributions under the Plan, exceed the dollar limitation under Section 3.08(a) (or, with respect to the tax-sheltered annuity, $10,000 for 1998) for that calendar year, the Participant may allocate all or a portion of such Excess Deferrals to the Plan. The Participant must, however, notify the Plan Administrator, in writing, by March 1 of the following calendar year, of the amount of the Excess Deferrals allocated to the Plan for such calendar year and request a distribution of such Excess Deferrals.

(e)	In the event that a Participant has requested (or is deemed to have requested) a distribution of his Excess Deferrals under the Plan, the Excess Deferrals, together with Earnings thereon, shall be distributed to the Participant no later than the April 15 following the end of the calendar year in which the Excess Deferrals were made. Notwithstanding the foregoing, the Pre-Tax Contributions distributable to a Participant pursuant to this Section 3.08 shall be reduced by the amount of any Pre-Tax Contributions previously distributed to the Participant pursuant to Section 3.09.

(f)	In the event any Pre-Tax Contributions returned under this Section 3.08 were matched by Company Matching Contributions, such corresponding Company Matching Contributions, together with Earnings thereon, shall be forfeited and used to reduce future Company Matching Contributions.

3.09 Section 401(k) Limitation on Pre-Tax Contributions (Actual Deferral Percentage Test)

(a)	The Actual Deferral Percentage Test: The Actual Deferral Percentage for Highly Compensated Employees who are Participants or eligible to become Participants shall not exceed the Actual Deferral Percentage for the current Plan Year for all Non-Highly Compensated Employees who are Participants or eligible to become Participants multiplied by 1.25.

(b)	The “Alternative Test”: If the Actual Deferral Percentage for Highly Compensated Employees who are Participants or eligible to become Participants does not meet the test described in Section 3.09(a), the following “alternative test” shall be applied: the Actual Deferral Percentage for Highly Compensated Employees who are Participants or eligible to become Participants shall not exceed the lesser of:

(i)	The Actual Deferral Percentage for the current Plan Year for all Non-Highly Compensated Employees who are Participants or eligible to become Participants plus two percentage points; or

(ii)	The Actual Deferral Percentage for the current Plan Year for all Non-Highly Compensated Employees who are Participants or eligible to become Participants multiplied by 2.0 (or such lesser amount as the Plan Administrator determines satisfies the provisions of Section 3.12).

(c)	If the Plan Administrator determines that the limitations described in this Section 3.09 have been exceeded in any Plan Year, the Plan Administrator shall take one or more of the following actions:

(i)	The Plan Administrator may cause to be distributed any or all Excess Contributions (determined below), together with Earnings thereon, to the Participant. Such distribution shall be made before the close of the Plan Year following the Plan Year in which the Excess Contributions were made and, to the extent practicable, within 2½ months of the close of the Plan Year in which the Excess Contributions were made. However, any Excess Contributions for any Plan Year shall be reduced by any Pre-Tax Contributions previously returned to the Participant under Section 3.08 for that Plan Year. In the event any Pre-Tax Contributions returned under this Section 3.09 were matched by Company Matching Contributions, such corresponding Company Matching Contributions, together with Earnings thereon, shall be forfeited and used to reduce future Company Matching Contributions. The Plan Administrator shall determine the amount of Excess Contributions in the following manner:

(A)	The Actual Deferral Ratio of the Highly-Compensated Employee with the highest Actual Deferral Ratio shall be reduced to the extent necessary to meet the Actual Deferral Percentage Test or to cause such ratio to equal the Actual Deferral Ratio of the Highly-Compensated Employee with the next highest ratio. This process will be repeated until the Actual Deferral Percentage Test is passed. Each ratio shall be rounded to the nearest one one-hundredth of 1 percent of the Participant’s Section 414(s) Compensation. The amount of Pre-Tax Contributions made by each Highly-Compensated Employee in excess of the amount permitted underhis or herrevised Deferral Ratio shall be added together. This total dollar amount of Excess Contributions shall then be allocated to some or all Highly-Compensated Employees in accordance with the provisions of paragraph (B) below.

(B)	The Pre-Tax Contributions of the Highly-Compensated Employee with the highest dollar amount of Pre-Tax Contributions shall be reduced by the lesser of (I) the amount required to cause that Employee’s Pre-Tax Contributions to equal the dollar amount of the Pre-Tax Contributions of the Highly-Compensated Employee with the next highest dollar amount of Pre-Tax Contributions, or (II) an amount equal to the total Excess Contributions. This procedure is repeated until all Excess Contributions are allocated. The amount of Excess Contributions allocated to a Highly-Compensated Employee, together with Earnings thereon, shall be distributed to him in accordance with the provisions of Subsection 3.09(e).

(ii)	The Company may make Qualified Nonelective Contributions on behalf of Participants who are Non-Highly Compensated Employees, or on behalf of a group of Participants which includes all Participants who are Non-Highly Compensated Employees, which shall be (A) credited to the Participant’s Employee Pre-Tax Account (or such separate accounts or subaccounts as the Plan Administrator may deem necessary to establish) of the affected Participants, and (B) included in the calculation of the Actual Deferral Ratio of the affected Participants.

(f)	The Plan Administrator may implement rules limiting Pre-Tax Contributions that may be made on behalf of any Participant or class of Participants so that the provisions of this Section 3.09 are satisfied.

3.10 Section 401(m) Limitation on Company Matching Contributions(Actual Contribution Percentage Test)

(a)	The Actual Contribution Percentage Test: The Actual Contribution Percentage for Highly Compensated Employees who are Participants or eligible to become Participants shall not exceed the Actual Contribution Percentage for the current Plan Year for all Non-Highly Compensated Employees who are Participants or eligible to become Participants multiplied by 1.25.

(b)	The “Alternative Test”: If the Actual Contribution Percentage for Highly Compensated Employees who are Participants or eligible to become Participants does not meet the test described in Section 3.10(a), the following “alternative test” shall be applied: the Actual Contribution Percentage for Highly Compensated Employees who are Participants or eligible to become Participants shall not exceed the lesser of:

(i)	The Actual Contribution Percentage for the current Plan Year for all Non-Highly Compensated Employees who are Participants or eligible to become Participants plus two percentage points; or

(ii)	The Actual Contribution Percentage for the current Plan Year for all Non-Highly Compensated Employees who are Participants or eligible to become Participants multiplied by 2.0 (or such lesser amount as the Plan Administrator determines satisfies the provisions of Section 3.12).

(c)	If the Plan Administrator determines that the limitations described in this Section 3.10 have been exceeded in any Plan Year, the Plan Administrator shall take one or more of the following actions:

(i)	The Plan Administrator may cause any or all Excess Aggregate Contributions (determined below), together with Earnings thereon, to be distributed to the Participant. Such distribution shall be made before the close of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made and, to the extent practicable, any repayment shall be made within 2½ months of the close of the Plan Year in which the Excess Aggregate Contributions were made. The Plan Administrator shall determine the amount of Excess Aggregate Contributions in the following manner:

(A)	The Actual Contribution Ratio of the Highly-Compensated Employee with the highest Actual Contribution Ratio shall be reduced to the extent necessary to meet the test or to cause such ratio to equal the Actual Contribution Ratio of the Highly-Compensated Employee with the next highest Actual Contribution Ratio. This process will be repeated until the Actual Contribution Percentage Test is passed. Each ratio shall be rounded to the nearest one one-hundredth of 1 percent of a Participant’s 414(s) Compensation. The amount of Company Matching Contributions made by or on behalf of each Highly-Compensated Employee in excess of the amount permitted underhis or herrevised Actual Contribution Ratio shall be added together. This total dollar amount of Excess Contributions shall then be allocated to some or all Highly-Compensated Employees in accordance with the provisions of paragraph (B) below.

(B)	The Company Matching Contributions of the Highly-Compensated Employee with the highest dollar amount of such contributions shall be reduced by the lesser of (I) the amount required to cause that Employee’s Company Matching Contribution to equal the dollar amount of such contributions of the Highly-Compensated Employee with the next highest dollar amount of such contributions, or (II) an amount equal to the total Excess Aggregate Contributions. This procedure is repeated until all Excess Aggregate Contributions are allocated. The amount of Excess Aggregate Contributions allocated to each Highly-Compensated Employee, together with Earnings thereon, shall be distributed or forfeited in accordance with the provisions of Section 3.10(e).

(ii)	The Company may make Qualified Nonelective Contributions (in addition to any made pursuant to Section 3.09(e)(ii)) on behalf of Participants who are Non-Highly Compensated Employees, or on behalf of a group of Participants which includes all Participants who are Non-Highly Compensated Employees, which shall be (A) credited to the Company Match Account (or such separate accounts or subaccounts as the Plan Administrator may deem necessary to establish) of the affected Participants, and (B) included in the calculation of the Actual Contribution Ratio of the affected Participants.

(iii)	The Company may elect to treat all or part of the Pre-Tax Contributions as Company Matching Contributions for purposes of satisfying the tests described in this Section 3.10, provided that at least one of the tests described in Section 3.09 is met prior to such election and continues to be met following the Company’s election to shift the application of those Pre-Tax Contributions from the tests described in Section 3.09 to the tests described in this Section 3.10. The provisions of this Section 3.10(e)(iii) shall be subject to any applicable regulations that may be issued.

3.11 Transitional Rules

Notwithstanding the provisions contained in Section 3.09 and 3.10, for the Plan Year that begins prior to January 1997, the Actual Deferral Percentage Test, the Actual Contribution Percentage Test and the “alternative test” shall be determined in accordance with the provisions of Section 401(k) or 401(m), of the Code, whichever is applicable, that were effective prior to January 1, 1997 and any correction of Excess Contributions and/or Excess Aggregate Contributions shall be determined in accordance with the Treasury regulations that were in effect at that time.

3.12 Prohibition Against Multiple Use of the Alternative Limitation on Pre-Tax and Company MatchingContributions

For Plan Years beginning prior to January 1, 2002, if it is necessary to use the “alternative test” in both Section 3.09 and 3.10, in no event shall the sum of the Actual Deferral Percentage and the Actual Contribution Percentage of the group of eligible Highly Compensated Employees exceed the “aggregate limit” as such term is defined under regulations prescribed by the Secretary of the Treasury pursuant to Section 401(m)(9) of the Code. In the event the aggregate limit is exceeded for any Plan Year, the Actual Contribution Percentages of the Highly Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit in accordance with the procedure set forth in Section 3.10.

3.13 Additional Discrimination Testing Provisions

If any Highly Compensated Employee is a participant of another qualified plan of the Company or an Affiliated Employer, other than an employee stock ownership plan as described in Section 4975(e)(7) of the Code, under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes contributions, the Plan Administrator shall implement rules, which shall be uniformly applicable to all Employees similarly situated, to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of Sections 3.09, 3.10 and 3.12.

3.14 Maximum Annual Additions Limitation

The “Annual Additions” (as defined in Appendix A) to a Participant’s Accounts for any Plan Year, when added to the Participant’s Annual Additions for that Plan Year under any other qualified plan of the Company or an Affiliated Employer, shall not exceed an amount which is equal to the lesser of (i) 25% of his Section 415 Compensation for that Plan Year or (ii) $30,000 multiplied by the Adjustment Factor. Effective for determination years beginning on or after January 1, 2002, the limit shall be the lesser of (i) 100% of the Participant’s Section 415 Compensation for that Plan Year, or (ii) $40,000 multiplied by the Adjustment Factor.

3.15 Return of Contributions

Except as provided below, at no time shall any contributions (or portions thereof) revert to the Company prior to discharge of all liabilities under the Plan.

(a)	If the Commissioner of Internal Revenue, on timely application made after the initial establishment of the Plan, determines that the Plan is not qualified under Section 401(a) of the Code, or refuses, in writing, to issue a determination as to whether the Plan is so qualified, the Company’s contributions made on or after the date on which that determination or refusal is applicable shall be returned to the Company. The return shall be made within one year after the denial of qualification. The provisions of this Section 3.15(a) shall apply only if the application for the determination is made by the time prescribed by law for filing the Company’s return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

(b)	The Company’s contributions to the Plan are conditioned upon Section 404 of the Code. If all or part of the Company’s deductions under Section 404 of the Code for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Company, without interest, but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the disallowance of the deduction.

(c)	The Company may recover, without interest, the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

(d)	In the event that Pre-Tax Contributions made under Section 3.01 are returned to the Company in accordance with the provisions of this Section 3.15, the elections to reduce Compensation which were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Pre-Tax Contributions so returned shall be distributed in cash to those Participants for whom those contributions were made.

3.16 Contributions during Period of Military Leave

(a)	Without regard to any limitations on contributions set forth in this Article 3, a Participant who is credited with Service under the provisions of Section 1.51(b) because of a period of service in the uniformed services of the United States, may elect to contribute to the Plan the Pre-Tax Contributions that could have been contributed to the Plan in accordance with the provisions of the Plan had he remained continuously employed by the Company throughout such period of absence (“make-up contributions”). The amount of make-up contributions shall be determined on the basis of the Participant’s Compensation in effect immediately prior to the period of absence, and the terms of the Plan at such time. Any Pre-Tax Contributions so determined shall be limited as provided in Sections 3.08(a), 3.09, and 3.12 with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year in which payment is made. Any payment to the Plan described in this Section 3.16 shall be made during the period, beginning with the date of reemployment, (or October 13, 1996, if later) whose duration is the lesser of three times the period of absence or five years. Earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made in accordance with the provisions of Article 4.

(b)	With respect to a Participant who makes the election described in Section 3.16(a), the Company shall make Company Matching Contributions on the make-up contributions in the amount described in the provisions of Sections 3.04, as in effect for the Plan Year to which such make-up contributions relate. Company Matching Contributions under this Section 3.16(b) shall be made during the period described in Section 3.16(a). Investment earnings (or losses) on Company Matching Contributions shall be credited commencing with the date the contributions are made in accordance with the provisions of Article 4. Any limitations on Company Matching Contributions described in Sections 3.04, 3.10 and 3.12 shall be applied with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year or Plan Years in which payment is made.

(c)	The Company shall also contribute make-up Profit Sharing Contributions on behalf of a Participant who is credited with Service under the provisions of Section 1.51(b) because of a period of service in the 00ed services of the United States. Profit Sharing Contributions under this Section 3.16(c) shall be made during the period described in Section 3.16(a). Investment earnings (or losses) on Profit Sharing Contributions shall be credited commencing with the date the contributions are made in accordance with the provisions of Article 4. Any limitations on Profit Sharing Contributions described in Section 3.05 shall be applied with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year or Plan Years to which payment is made.

(d)	All contributions under this Section 3.16 are considered “annual additions,” as defined in Section 415(c)(2) of the Code, and shall be limited in accordance with the provisions of Section 3.14 and Appendix A with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year in which payment is made.

(e)	The provisions of this Section 3.16 shall be effective as of December 12, 1994.

Article 4. Investment of Contributions

4.01 Investment Funds

Contributions to the Plan shall be invested in one or more Investment Funds, as authorized by the Plan Administrator from time to time in accordance with ERISA Section 404(c).

4.02 Investment of Participants’ Accounts

(a)	A Participant may elect to invest his Accounts (other than his Rollover Account) in one or more Investment Funds by the VRS or other written form approved by the Plan Administrator and in accordance with rules established by the Plan Administrator and in accordance with the following:

(i)	Investment among the Investment Funds shall be in 1% increments; and

(ii)	In the event that the Participant fails to make an investment election with respect to one or more of his Accounts, such Account(s) shall be invested in the Stable Value Fund, or similar Fund designated by the Plan Administrator.

(b)	When a Participant originally makes a Rollover Contribution, he shall generally make a separate investment election with respect to such contributions. If he fails to make such an election at the time of contribution, his Rollover Contribution shall be invested in accordance with his most recent election applicable to his Pre-Tax Contributions or, if none, in accordance with Section 4.02(a)(ii) above.

4.03 Responsibility for Investments

Each Participant is solely responsible for the selection of his investment options, as set forth under Section 404(c) of ERISA. The Trustee, the Plan Administrator, the Company and the officers, supervisors and other employees of the Company are not empowered to advise a Participant as to the manner in which his Accounts shall be invested. The fact that an Investment Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

4.04 Investment Changes

A Participant may elect to reallocate his Accounts among the Investment Funds, in whole percentages, and/or change his election with respect to the investment of subsequent contributions to the Plan, in accordance with Section 4.02 at any time the Participant elects, subject to such rules as the Plan Administrator may prescribe on a uniform basis.

Article 5. Valuation of Accounts

5.01 Valuation of the Investment Funds

The Trustee shall value the Investment Funds on each Valuation Date. On each Valuation Date there shall be allocated to the Accounts of each Participant his proportionate share of the increase or decrease in the fair market value of his Accounts in each of the Investment Funds, in a manner determined by the Plan Administrator. Whenever an event requires a determination of the value of the Participant’s Accounts, the value shall be computed as of the Valuation Date coincident with or immediately following the date of determination, subject to the provisions of Section 5.02.

5.02 Discretionary Power of the Plan Administrator

After due deliberation and upon the advice of counsel and/or the current recordkeeper, the Benefits Committee reserves the right to change the procedures used in valuing the Accounts or crediting (or debiting) the Accounts, if such action is justified and results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this Article 5 and such new administrative procedures, those new administrative procedures shall prevail.

5.03 Statement of Accounts

Each Participant shall be furnished, at least four times per year, with a statement setting forth the value of his Accounts and the Vested Portion of his Accounts. The Participant shall be deemed to have accepted such statement as true and correct 90 days after receipt of such statement.

Article 6. Vested Portion of Accounts

6.01 Vesting Requirements

A Participant shall at all times be 100% vested in, and have a nonforfeitable right to, his Employee Pre-Tax Account, After-Tax Account, PAYSOP Account, ESOP Account, and Rollover Account. A Participant shall become 100% vested in the Company Match Account and Profit Sharing Account upon the earlier of (a) completion of one year of Service, (b) attainment of Normal Retirement Age, or (c) termination of employment from the Company and its Affiliated Employers as a result of death or total disability.

6.02 Disposition of Forfeitures

(a)	Upon termination of employment, a Participant who is not fully vested in his Accounts shall forfeit the nonvested portion in accordance with the following procedures:

(i)	In the event that an immediate distribution is made of the Vested Portion of the Participant’s Accounts, the nonvested portion of the Participant’s Accounts shall be forfeited as of the date of distribution.

(ii)	In the event that distribution is deferred in accordance with Section 8.05(b) or 8.05(c), the nonvested portion of the Participant’s Accounts shall be forfeited as of the earlier of (A) the date of distribution, or (B) the date the Participant incurs five consecutive one-year Periods of Severance.

(b)	On each Valuation Date, forfeitures shall be used first to restore Participants’ Accounts in accordance with Section 6.03, and then to reduce future Company contributions, or to pay Plan administrative expenses.

6.03 Restoration upon Reemployment

If a Participant who forfeited any portion of his Account is reemployed before he has incurred five consecutive one-year Periods of Severance, the forfeited portion shall be restored, first through forfeitures and then, if necessary, through additional Company contributions. The restored amount shall be reallocated to his Company Matching Account or Profit-Sharing Account, as applicable, without taking into account any gains or losses of the Investment Funds which have occurred since the effective date of the forfeiture.

Article 7.  In-Service Withdrawals

7.01 59½ Withdrawals

Not more than once in a 12-month period, a Participant who has attained at least 59½ may elect to withdraw all or a portion of his vested Employee Pre-Tax Account, After-Tax Account, Company Match Account, Profit-Sharing Account, and his Rollover Account.

7.02 Voluntary Withdrawals

A Participant may, by VRS or other written form approved by the Company, withdraw all or part of his interest under the Plan credited prior to December 31, 1997 (excluding earnings thereon credited after December 31, 1997), other than monies accruing from his Pre-Tax Contributions, upon the conditions specified in this Section 7.02.

(a)	Subject to such rules as the Plan Administrator may from time to time prescribe, a Participant may make one withdrawal once each calendar year in any whole dollar amount of $500.00 or more from the following Accounts in order:

(1)	First, a Participant may withdraw all or any portion of his Employee After-Tax Account;

(2)	Second, a Participant may withdraw all or any portion of his Rollover Account;

(3)	Third, a Participant who was a former participant of the IVAC Employee Savings Plan may withdraw his vested account balance (determined in accordance with the terms of the Plan) in his Matching and ESOP accounts (former IVAC employees only).

(b)	In no event shall the amount of a withdrawal made by any Participant who has completed less than five (5) Years of Service as of the date of the withdrawal include any Company Contributions, or the earnings attributable thereto, that have not been held in Trust for at least the twenty-four (24) month period prior to the date of the withdrawal.

7.03 Hardship Withdrawal

Subject to the restrictions described in this Section 7.03, a Participant may withdraw from his Rollover Account, inclusive of earnings thereon, and his Employee Pre-Tax Account, exclusive of any earnings thereon, for purposes of a hardship, provided that:

(a)	In order to obtain a Hardship Withdrawal as defined in this Section 7.03, the Participant must first apply for the following: first, a loan in accordance with Section 7.05; second, a 59 1/2 Withdrawal in accordance with Section 7.01; and third, a Voluntary Withdrawal in accordance with Section 7.02; and

(b)	Such withdrawal is used to cover any of the following financial needs:

(i)	Medical expenses, as defined in Section 213(d) of the Code, for the Participant, his spouse and/or dependents;

(ii)	Purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)	Tuition payments for the next 12 months of post-secondary education for the Participant, his spouse and/or dependents;

(iv)	Amounts necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence.

(c)	In order to obtain Hardship Withdrawal money from his Account, the Participant must first obtain Spousal Consent as defined in Section 1.50. In addition, the Participant shall be suspended from making future contributions for a period of 12 months from the date of hardship. Effective January 1, 2002, the suspension period shall be reduced to six months (including with respect to hardship distributions initiated prior to January 1, 2002). The contribution limit described in Section 3.08 for the calendar year following the year in which the withdrawal is made will be reduced by the Participant’s elective deferrals made in the calendar year of the Hardship Withdrawal.

(d)	Notwithstanding the foregoing, former employees of IVAC may make a Hardship Withdrawal of all money deposited in their Accounts prior to January 1, 1989. For deposits after January 1, 1989, and prior to January 1, 1997, former employees of IVAC may withdraw an amount equal to 30% of their account balance.

(e)	All Hardship Withdrawals will be in the form of cash.

7.04 Timing and Procedures and Form of Payment

To make a withdrawal under Section 7.01, 7.02 or 7.03, a Participant shall apply via the VRS or other written form approved by the Plan Administrator. The Participant shall also provide any supporting data that shall be requested by the Plan Administrator. In addition, any Withdrawal requires Spousal Consent as defined in Section 1.53 of the Plan. Monies for withdrawals shall be withdrawn pro-rata from the Investment Funds in which each affected Account is invested and withdrawals shall be determined as of the Valuation Date that immediately precedes the withdrawal request.

7.05 Participant Loans

(a)	A Participant who is an Eligible Employee may borrow from his Employee Pre-Tax Account, Company Match Account and Rollover Account, subject to the provisions of this Section 7.05 (and subject to the Plan’s loan rules, which are considered to be part of the Plan and which may be changed from time to time), an amount from the Plan, which when added to the outstanding balance of all other loans to the Participant from all other qualified plans maintained by the Company or an Affiliated Employer, does not exceed the lesser of:

(i)	$50,000 reduced by the excess, if any, of (A) the highest outstanding balance of loans to the Participant from all other qualified plans maintained by the Company or an Affiliated Employer during the one-year period ending on the day before the new loan is granted, over (B) the outstanding balance of such loans to the Participant on the day the new loan is granted; or

(ii)	50% of the Participant’s Vested Portion of his Accounts, attributable to his Employee Pre-Tax, Company Match [Profit-Sharing?] and Rollover Accounts and Lilly Stock Fund, determined as of the Valuation Date coincident with or immediately preceding the day the new loan is granted.

(b)	A Participant’s loan shall not be for less than $1000.

(c)	The Participant may not have more than one loan outstanding at any time and may not request more than one loan in any 12-month period.

(d)	In addition to such rules and regulations as the Plan Administrator may adopt, all loans shall comply with the following additional requirements:

(i)	The Participant shall make an application for a loan by using the VRS or other written form approved by the Plan Administrator. In making its determination with respect to granting the loan, the Plan Administrator shall look only to the adequacy of the Vested Portion of the Participant’s Accounts.

(ii)	Each loan shall be evidenced by a promissory note payable to the Plan.

(iii)	Each loan shall be secured by the balance in the Participant’s Accounts.

(iv)	The interest rate to be charged on loans shall be determined at the time of the loan application and shall bear a reasonable rate of interest that shall be specified in the Plan’s loan rules. However, once a loan is taken out by the Participant, said loan is not to be refinanced.

(v)	The period of repayment for any loan, which must be in whole years only, shall be arrived at by mutual agreement between the Plan Administrator and the Participant, but that period shall not exceed (A) 10 years in the case of a loan used in conjunction with the purchase of the principal residence of the Participant, or (B) five years in the case of any other loan.

(vi)	Each loan shall require substantially level amortization over the term of the loan, with payments to be made as of each payroll period.

(vii)	For active Participants, payments of principal and interest shall be made by payroll deduction.

(viii)	A loan may be prepaid in full as of any date without penalty.

(ix)	Each loan shall require Spousal Consent as defined in Section 1.53 of the Plan.

(x)	Origination and maintenance fees, as determined by the Company and in accordance with the Company’s loan procedures, shall be paid out of the Participant’s Account.

(e)	All loans shall become due and payable as of (i) the Valuation Date coinciding with or immediately following the date the Participant ceases to be an Employee, or (ii) the date the Plan is terminated.

(f)	All loans shall be treated as in default and shall become immediately due and payable if the Participant’s repayment is more than 90 days delinquent. In such event, the Plan may execute upon its security interest in the Participant’s Accounts under the Plan to satisfy the debt. The Plan shall not, however, levy against any portion of the Participant’s Accounts until such time as a distribution of such Accounts could otherwise be made under the terms of the Code and applicable regulations.

(g)	If, upon termination, the Participant has a loan outstanding, such Participant shall have 90 days from the date of termination to repay the outstanding loan balance in full; otherwise, after the expiration of the 90 day period (or, if earlier, the date the Participant takes a distribution of his Account before repaying the loan) such loan shall be deemed a default and be treated as a distribution from the Plan.

Article 8. Distribution of Accounts upon Termination of Employment

8.01 Eligibility

Upon a Participant’s termination of employment from the Company and its Affiliates, the Vested Portion of his Accounts, as determined under Article 6, shall be distributed as provided in this Article.

8.02 Amount of Distribution

Upon his termination, a Participant shall be entitled to the Vested Portion of his Accounts determined as of the Valuation Date coincident with or immediately following his date of termination. However, if distribution is deferred in accordance with Section 8.05(b), 8.05(c) or 8.05(d), the Participant or Beneficiary, as applicable, shall receive the Vested Portion of the Participant’s Accounts determined as of such later Valuation Date immediately preceding distribution.

8.03 Form of Distribution

Distribution of the Vested Portion of a Participant’s Accounts can be made in the form of: (1) a lump sum, (2) a partial lump sum installment, (3) an Optional Qualified Joint and Survivor Annuity, (4) Equal Periodic Payments, in amounts of $500.00 or more and (5) an Annuity Purchase (for Account balances existing on or before 1987 for Participants of the IVAC Plan as set forth in Appendix II). In order to commence distributions, a Participant must apply over the VRS or other written form approved by the Company and obtain Spousal Consent as defined in Section 1.50. Notwithstanding any of the foregoing, distributions may be taken in cash or in-kind in accordance with the Participant’s holdings on the date of distribution.

8.04 Method of Payment for Eligible Rollover Distributions

(a)	Notwithstanding any provision of the Plan to the contrary, if a Distributee is entitled to receive an Eligible Rollover Distribution which exceeds $200, the Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, and in accordance with this Section 8.04, to have his Eligible Rollover Distribution paid in accordance with one of the following methods:

(i)	All of the Eligible Rollover Distribution shall be paid directly to the Distributee;

(ii)	All of the Eligible Rollover Distribution shall be paid as a Direct Rollover to the Eligible Retirement Plan designated by the Distributee; or

(iii)	The portion of the Eligible Rollover Distribution designated by the Participant, which portion shall be at least $500, shall be paid as a Direct Rollover to the Eligible Retirement Plan designated by the Distributee and the balance of the Eligible Rollover Distribution shall be paid directly to the Distributee.

(b)	Not less than 30 days and no more than 90 days prior to the Distributee’s Plan benefit commencement date, the Plan Administrator shall provide the Distributee with an election form and a notice that satisfies the requirements of Section 1.411(a)-11(c) of the Income Tax Regulations and Section 402(f) of the Code. In the event the Distributee does not return the signed election form by his requested Plan benefit commencement date, he shall be deemed to have elected the method of payment described in Section 8.04(a)(i).

(c)	Notwithstanding the provisions of Section 8.04(b), distributions paid in accordance with Section 8.04(a) may commence less than 30 days after the notice described in Section 8.04(b) is given to the Distributee provided that:

(i)	The Distributee is notified that he has the right to a period of at least 30 days after receipt of the notice to elect a distribution; and

(ii)	After receipt of such notification, he affirmatively elects to receive a distribution.

(d)	The following definitions apply to the terms used in this Section 8.04:

(i)	“Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(A)	Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of 10 years or more;

(B)	Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(C)	The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); provided that, effective January 1, 2002, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(D)	Any hardship withdrawal from the Participant’s Pre-Tax Account, and effective January 1, 2002, any hardship withdrawal; and

(E)	Any other type of distribution that the Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an Eligible Rollover Distribution pursuant to Section 402(c) of the Code.

(ii)	“Eligible Retirement Plan” shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity. Effective for distributions made on or after January 1, 2002, an “Eligible Retirement Plan” shall also mean an annuity contract described n Code Section 403(b) and an eligible plan under Code Section 457(b) that accepts the Distributee’s Eligible Rollover Distribution. In addition, the definition of “Eligible Retirement Plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee (as defined below).

(iii)	“Distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the “alternate payee,” as defined in Section 414(p)(8) of the Code, pursuant to a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse.

(iv)	“Direct Rollover” shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

8.05 Timing of Distribution

(a)	In the event that the value of the Vested Portion of the Participant’s Accounts does not exceed $5000 as of the Valuation Date coincident with or immediately following the Participant’s termination of employment, distribution or commencement of distribution of the Vested Portion of the Participant’s Accounts shall be made as soon as administratively practicable following the Participant’s termination of employment. Effective January 1, 2002, the balance of the Participant’s Rollover Account shall be excluded when determining whether the Participant’s Accounts exceed $5,000.

(b)	Except as provided in Section 8.05(c), in the event that the value of the Vested Portion of the Participant’s Accounts is more than $5000 as of the Valuation Date coincident with or immediately following the Participant’s termination of employment, payment of his distribution shall automatically be delayed to the date that the Participant attains Normal Retirement Age. Effective January 1, 2002, the balance of the Participant’s Rollover Account shall be excluded when determining whether the Participant’s Accounts exceed $5,000

(c)	In lieu of a distribution as described in Section 8.05(b), a Participant may, in accordance with such procedures as the Plan Administrator prescribes, elect to have the distribution of the Vested Portion of his Accounts made or commence as of any Valuation Date coincident with or following his termination of employment and coincident with or before the date that the Participant attains age 70½.

(d)	In the case of the death of a Participant before the distribution or commencement of distribution of his Accounts, the Vested Portion of his Accounts shall be distributed to his Beneficiary, subject to the provisions of Section 8.03, as soon as administratively practicable following the Participant’s date of death. If the Beneficiary is the Participant’s Spouse, the Spouse may elect to delay the distribution to a later date, but not later than (i) the December 31 of the calendar year in which the Participant would have attained age 70½, or (ii) the December 31 of the calendar year in which the Participant dies, whichever occurs later.

(e)	Notwithstanding anything to the contrary contained in this Section 8.05, in the event distributions have commenced prior to the Participant’s death, the remaining interest in his Accounts will be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant’s death.

8.06 Minimum Required Distributions

(a)	Notwithstanding anything to the contrary contained in this Article 8, unless the Participant elects otherwise, in no event can distribution of the Vested Portion of a Participant’s Accounts occur later than 60 days after the close of the Plan Year in which (i) the Participant terminates employment, or (ii) the Participant attains Normal Retirement Age, whichever occurs last.

(b)	Except as provided below, and absent an active Employee’s election to defer the application of the minimum distribution rules discussed in Section 8.06(d), the provisions of this Article 8 shall operate so as to allow the distribution of a Participant’s Accounts to begin no later than the April 1 following the calendar year in which the Participant attains age 70½. Notwithstanding the foregoing, distributions to a Participant shall not be required until the April 1 following the calendar year in which he retires if he does not own more than 5% of the outstanding stock of the Company (or stock possessing more than 5% of the total combined voting power of all Company stock, a “5% owner”).

(c)	In the event that a Participant is required to begin receiving payments while employed under the provisions of Section 8.06(b), the Participant may elect to receive payments while in service in accordance with options under clause (i) or (ii) as follows:

(i)	A Participant may receive one lump sum payment on or before the Participant’s required beginning date equal to his entire Account balances and annual lump sum payments thereafter of amounts accrued during each calendar year; or

(ii)	A Participant may receive annual payments of the minimum amount necessary to satisfy the minimum distribution requirements of Code Section 401(a)(9). Such minimum amount shall be determined on the basis of the joint life expectancy of the Participant and his Beneficiary. Such life expectancy shall not be recalculated. The minimum distribution amount shall be allocated among the Funds in proportion to the value of the Participant’s Accounts as of the date of each withdrawal.

A Participant shall make an election under this Section 8.06(c) by using the VRS or other written form approved by the Company within the 90-day period prior to his required beginning date. Upon the Participant’s subsequent termination of employment, payment of the Participant’s Accounts shall be made in accordance with the provisions of Section 8.03. In the event that a Participant fails to make an election under this Section 8.06(c), payment shall be made in accordance with clause (ii) above.

(d)	In the event a Participant, other than a Participant described in Section 8.06(b), is receiving payments while in service under the provisions of this Section 8.06 as of December 31, 1996, the Participant may elect to suspend payments while he remains in service in accordance with such uniform rules as the Company shall adopt.

8.07 Status of Accounts Pending Distribution

In the event that distribution of the Vested Portion of a Participant’s Accounts are delayed in accordance with Section 8.05(b), 8.05(c) or 8.05(d), such Accounts shall continue to be invested in the Investment Funds last designated by the Participant in accordance with Section 4.02. A Participant, or Beneficiary in the event of the Participant’s death, may elect to reallocate the Participant’s Accounts among the Investment Funds, in whole percentages, in accordance with Section 4.02 at any time by using the VRS or other written form approved by the Company.

8.08 Proof of Death and Right of Beneficiary or Other Person

The Plan Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Plan Administrator may deem proper, and its determination of death and of the right of that Beneficiary or other person to receive payment shall be conclusive.

8.09 Failure to Locate Recipient

In the event that the Plan Administrator is unable to locate a Participant or Beneficiary who is entitled to payment under the Plan within five years from the date such payment was to have been made, the amount to which such Participant or Beneficiary was entitled shall be declared a forfeiture and shall be used to reduce future Company contributions to the Plan. If the Participant or Beneficiary is later located, the benefit which was previously forfeited hereunder shall be restored by means of an additional Company contribution to the Plan, if necessary.

Article 9. Administration

9.01 Appointment of Plan Administrator

The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed with the Plan Administrator. The Plan Administrator may appoint individuals to a committee which shall carry out the responsibilities of the Plan Administrator. Any person who is appointed a member of such a committee shall signify his acceptance by filing written acceptance with the Plan Administrator. Any member of the committee may resign by delivering his written resignation to the Plan Administrator.

9.02 Duties of Plan Administrator or Committee

(a)	The members of the committee, if applicable, (a) shall elect a chairperson from their number and a secretary who may be, but need not be, one of the members of the committee; (b) may appoint from their number such subcommittees with such powers as they shall determine; (c) may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; and (d) may allocate among themselves or delegate all or such portion of the duties under the Plan, other than those granted to the Trustee under the trust agreement adopted for use in implementing the Plan, as they, in their sole discretion, shall decide.

(b)	The Plan Administrator may retain counsel, employ agents and provide for such clerical, accounting, actuarial and consulting services as it may require in carrying out the provisions of the Plan.

9.03 Individual Accounts

The Plan Administrator or committee shall maintain, or cause to be maintained, records showing the individual balances in each Participant’s Accounts. However, maintenance of those records and Accounts shall not require any segregation of the funds of the Plan.

9.04 Meetings

Where a committee has been appointed by the Plan Administrator, it shall hold meetings upon such notice, at such place or places, and at such time or times as the Plan Administrator may from time to time determine.

9.05 Action of Majority

Where there is a committee, any act which the Plan authorizes or requires of the committee shall be done by a majority of the members of the committee. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the committee and shall have the same effect for all purposes as if assented to by all members of the committee at the time in office.

9.06 Compensation and Bonding

Where there is a committee or individual(s) who serve as Plan Administrator, none shall receive any compensation from the Plan for his services as such. The Company shall purchase such bonds or other security as may be required by law for any member serving in that capacity in that jurisdiction.

9.07 Establishment of Rules

Subject to the limitations of the Plan, the Plan Administrator from time to time shall establish rules for the administration of the Plan and the transaction of its business. The determination of the Plan Administrator as to any disputed question shall be conclusive.

9.08 Prudent Conduct

The Plan Administrator shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in a similar situation.

9.09 Service in More Than One Fiduciary Capacity

Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

9.10 Limitation of Liability

The Company, the Plan Administrator, and any officer, employee or agent of the Company or an Affiliated Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company or an Affiliated Employer for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Company or Affiliated Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

9.11 Indemnification

The Plan Administrator, and the officers, employees and agents of the Company and Affiliated Employers shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise, it shall be from the assets of the Company.

9.12 Appointment of Investment Manager

The Company may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Company shall designate. In that event, authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

9.13 Expenses of Administration

All expenses incurred prior to the termination of the Plan which shall arise in connection with the administration of the Plan, including, but not limited to, the compensation of the Trustee, administrative expenses and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any enrolled actuary, counsel, accountant, specialist, or other person who shall be employed by the Plan Administrator in connection with the administration thereof, shall be paid from the Trust to the extent not paid by the Company.

9.14 Claims Procedures

(a)	Upon receiving a written claim for benefits under the Plan from a Participant or Beneficiary, the Plan Administrator will ordinarily instruct the Trustee to pay benefits, when benefits become available, to the Participant or Beneficiary. If any Participant or Beneficiary makes a written claim for benefits under the Plan and such benefits are denied, the Plan Administrator, within 90 days of the date the claim is filed (or, if special circumstances require an extension of time for processing the claim and written notice is given to the claimant of such extension, up to 180 days after the original claim is filed), shall give the claimant notice in writing of the denial of claimed benefits, setting forth specific reasons for the denial, references to pertinent Plan provisions on which the denial is based, the reason for and description of any additional material or information needed to perfect the claim, and an explanation of the review procedure. If the claimant does not receive written notification within 90 days (or 180 days, as applicable), the claimant should deem his claim denied. The decision of the Plan Administrator shall be final unless the claimant, within 60 days after receipt of notice of the decision of the Plan Administrator, makes a written request for review of the decision. The claimant or his authorized representative shall have 30 days after submitting a written request for review during which Plan documents may be reviewed and written issues and comments may be submitted.

(b)	Within 60 days after receipt of the written request for review (or, if special circumstances require an extension of time for processing the claim and written notice is given to the claimant of such extension, up to 120 days after receipt of the written request for review), the Plan Administrator shall issue a written decision including reasons for the decision and references to controlling Plan provisions, which decision shall be final. If the claimant does not receive a written decision within 60 days (or 120 days, applicable), the claimant shall deem his claim denied upon review.

(c)	In no event may any claimant bring a legal action for benefits under the Plan until after the claims and appeals procedures have been exhausted and in no event later than the earlier to occur of (i) one year after receiving notice (or deemed notice) of a denial under subsection (b) or (ii) expiration of the applicable statute of limitations.

Article 10. Management of Funds

10.01 Trust Agreement

All the funds of the Plan shall be held in the Trust by a Trustee appointed from time to time by the Company under a trust agreement adopted, or as amended, by the Company for use in providing the benefits of the Plan and paying its expenses not paid directly by the Company. The Company shall have no liability for the payment of benefits under the Plan nor for the administration of the Trust held by the Trustee.

10.02 Exclusive Benefit Rule

Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the earnings of the Trust, or any right in or to any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

Article 11. General Provisions

11.01 Nonalienation; Qualified Domestic Relations Orders

(a)	Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any Qualified Domestic Relations Order.

(b)	If the amount payable to the alternate payee under the Qualified Domestic Relations Order is less than $5,000, such amount shall be paid in one lump sum as soon as practicable following the qualification of the order. If the amount exceeds $5,000, such amount shall be paid as soon as practicable following the earliest date specified in such order (which date may be prior to the date the Participant is entitled to a distribution); pursuant to an agreement between the Plan and the alternate payee; however, the alternate payee must consent to the distribution.

11.02 Conditions of Employment Not Affected by Plan

The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant in the Plan.

11.03 Facility of Payment

If the Plan Administrator finds that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Plan Administrator may direct that any benefit due him, unless a claim has been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

11.04 Information

Each Participant, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Plan Administrator the information that it shall require to establish his rights and benefits under the Plan.

11.05 Top-Heavy Provisions

Notwithstanding anything else contained herein, for any Plan Year for which this Plan is “top-heavy,” as defined in Section B.02 of Appendix B attached hereto, this Plan will be subject to the provisions of Appendix B.

11.06 Construction

(a)	The Plan shall be construed, regulated and administered pursuant to the laws of the State of California, except where ERISA controls.

(b)	If any provision of this instrument is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

(c)	The use of the masculine pronoun in this Plan shall include the feminine pronoun wherever appropriate, and vice versa.

(d)	The use of the singular form of a word in this Plan shall include the plural form wherever appropriate, and vice versa.

(e)	The titles and headings of the Articles and Sections in this Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

Article 12. Amendment, Merger and Termination

12.01 Amendment of Plan

The Company reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan by action taken at a meeting held in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage of the balance of the Accounts of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective. No amendment shall be made which affects the rights, duties or responsibilities of the Trustee, unless the Trustee provides written consent to such amendment.

12.02 Merger or Consolidation

The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

12.03 Additional Participating Employers

(a)	If any company is or becomes a subsidiary of or associated with the Company, the Company may include the employees of that subsidiary or associated company as participants in the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of the Company as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Company shall determine to what extent, if any, previous service with the subsidiary or associated company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

(b)	Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it and with the consent of the parent Company. In that event, the Company may, in its sole discretion (i) retain all or a portion of the Participants in the employ of that associated company as terminated participants in the Plan, or (ii) direct that the Trustee to segregate the funds of the Plan held on account of all or a portion of the Participants in the employ of that associated company, and direct that the segregated assets be spun off into a separate plan to be administered by the associated company.

12.04 Termination of Plan

The Company may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Company contributions to the Plan, the rights of affected Participants to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Participant’s Accounts shall be distributed, as the Plan Administrator shall direct, to him or for his benefit or continued in trust for his benefit, in accordance with the Plan’s termination procedures which shall be promulgated by the Company’s Board of Directors.

Execution of the Plan

ALARIS Medical Systems has hereby executed the Plan document on this ______ day of ______________________, 200__.

_________________
(Signature)

_________________
(Title)

Appendix A. Maximum Annual Additions Limitation

Section 3.14 of the Plan shall be construed in accordance with this Appendix A. Unless the context clearly requires otherwise, words and phrases used in this Appendix A shall have the same meanings that are assigned to them under the Plan.

A calendar year shall be considered a “limitation year” for purposes of this Appendix A and Section 415 of the Code.

A.01 Definitions

The following words and phrases, when used in this Appendix A with an initial capital letter, shall have the following meanings, unless the context clearly indicates otherwise:

“Annual Additions” on behalf of a Participant under the Plan or any other qualified plan maintained by the Company or an Affiliated Employer for the Plan Year shall not include loan repayments by the Participant or contributions to the Participant’s Rollover Account, but shall include:

(a)	The total contributions, including Pre-Tax Contributions, Company Matching Contributions, and Profit Sharing Contributions made on behalf of the Participant by the Company and all Affiliated Employers under this Plan or any other qualified Defined Contribution Plan, but excluding effective January 1, 2002, Pre-Tax Contributions made under Section 3.01(b);

(b)	All of the Participant’s after-tax contributions to any other qualified Defined Contribution Plan maintained by the Company or an Affiliated Employer;

(c)	Forfeitures, if applicable, that have been allocated to the Participant’s Accounts under this Plan or his accounts under any other qualified Defined Contribution Plan maintained by the Company or an Affiliated Employer;

1

(d)	Voluntary or mandatory contributions made by the Participant under any qualified Defined Benefit Plan maintained by the Company or an Affiliated Employer; and

(e)	Contributions made on behalf of the Participant to an “individual medical benefit account” under a pension or annuity plan maintained by the Company or an Affiliated Employer, as described, and to the extent required, under Section 415(l) of the Code.

“Defined Benefit Plan” means any qualified pension plan which is not a Defined Contribution Plan; however, in the case of a Defined Benefit Plan which provides a benefit which is based partly on the balance of the separate account of a participant, that plan shall be treated as a Defined Contribution Plan to the extent benefits are based on the separate account of a participant and as a Defined Benefit Plan with respect to the remaining portion of the benefits under the plan.

        “Defined Benefit Plan Fraction” for any limitation year is a fraction:

(a)	The numerator of which is the projected annual benefit of the Participant (determined as of the close of the limitation year) under all Defined Benefit Plans maintained by the Company or an Affiliated Employer; and

(b)	The denominator of which is the lesser of (i) or (ii) below:

(i)	The product of 1.25 multiplied by the defined benefit plan dollar limitation under Section 415(b)(1)(A) of the Code (multiplied by the Adjustment Factor) in effect for such limitation year; or

(ii)	The product of 1.4 multiplied by an amount that is 100% of the Participant’s average Section 415 Compensation for the three consecutive years in which his Section 415 Compensation was the highest.

2

“Defined Contribution Plan” means any qualified pension plan which provides for an individual account for each participant and for benefits based solely upon the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to that participant’s accounts, subject to the limitations described in the definition of “Defined Benefit Plan” above.

        “Defined Contribution Plan Fraction” for any limitation year is a fraction:

(a)	The numerator of which is the sum of the Annual Additions made by the Company or an Affiliated Employer on behalf of the Participant for such limitation year and all prior limitation years; and

(b)	The denominator of which is the sum of the lesser of (i) or (ii) below determined for such limitation year and for each prior year of service with the Company or an Affiliated Employer:

(i)	The product of 1.25 multiplied by the defined contribution plan dollar limitation under Section 415(c)(1)(A) of the Code (multiplied by the Adjustment Factor); or

(ii)	The product of 1.4 multiplied by an amount equal to 25% of the Participant’s Section 415 Compensation for such year.

A.02 Maximum Annual Additions Limitation

If the Annual Additions to a Participant’s Accounts for any Plan Year would otherwise exceed the limitation set forth in Section 3.14, the excess Annual Additions to such Participant’s Accounts for such Plan Year shall be reduced in the following order:

3

(a)	The Participant’s unmatched Pre-Tax Contributions shall be reduced to the extent necessary. The amount of the reduction, together with any earnings on the contributions to be returned, shall be refunded to the Participant.

(b)	Next, the Participant’s matched Pre-Tax Contributions and corresponding Company Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant’s matched Pre-Tax Contributions, together with any earnings on the contributions to be returned, shall be refunded to the Participant and the amount attributable to the Company Matching Contributions shall be applied to reduce subsequent Company Matching Contributions.

(c)	Next the Participant’s Profit Sharing Contributions shall be reduced to the extent necessary. The amount of the reduction, together with any earnings shall be applied to reduce subsequent Profit Sharing Contributions.

A.03 Participant in a Defined Benefit Plan

(a)	If a Participant under this Plan has at any time participated in a Defined Benefit Plan maintained by the Company or an Affiliated Employer, the sum of the Participant’s Defined Benefit Plan Fraction and Defined Contribution Plan Fraction shall not exceed 1.0.

(b)	In the event the sum of a Participant’s Defined Benefit Plan Fraction and Defined Contribution Plan Fraction exceeds 1.0, his benefits under, and contributions to, all plans shall be accomplished by first reducing the benefits otherwise payable to the Participant under the Defined Benefit Plan in which the Participant participates (in the manner and priority set forth in such plan), and second by reducing the contributions made on behalf of the Participant to the Plan or any other Defined Contribution Plans in which the Participant participates in such priority as shall be determined by the Plan Administrator for the Plan and the administrators of such other plans. The necessary reductions may, however, be made in a different manner and priority pursuant to the agreement of the Plan Administrator for the Plan and the administrators of all other plans in which the Participant participates.

4

(c)	The provisions of Section A.03 shall cease to apply for Limitation Years that begin after December 31, 1999.

5

Appendix B. Top-Heavy Provisions

Section 11.05 of the Plan shall be construed in accordance with this Appendix B. Unless the context clearly requires otherwise, words and phrases used in this Appendix B shall have the same meanings that are assigned to them under the Plan.

B.01 General Definitions

The following words and phrases, when used in this Appendix B with an initial capital letter, shall have the following meanings, unless the context clearly indicates otherwise:

“Applicable Determination Date” means the last day of the later of the first Plan Year or the preceding Plan Year (where two or more plans are aggregated and they do not have the same Plan Year, the Applicable Determination Date for each plan shall be such date for each plan which falls within the same calendar year).

“Applicable Valuation Date” means the Valuation Date coincident with or immediately preceding the last day of the first Plan Year or the preceding Plan Year, whichever is applicable.

“Key Employee” means an Employee who is in a category of Employees determined in accordance with the provisions of Section 416(i)(1) of the Code and any regulations thereunder, and where applicable, on the basis of the Employee’s Remuneration from the Company or an Affiliated Employer.

        “Non-Key Employee” means any Employee who is not a Key Employee.

“Permissive Aggregation Group” means each qualified plan including a terminated plan which if it had not been terminated would have been required to be included in an aggregation group, in the Required Aggregation Group and any other qualified plan(s) of the Company or an Affiliated Employer in which all Participants are Non-Key Employees if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

1

“Remuneration” means Section 415 Compensation, except that Remuneration for purposes of this Appendix B shall not exceed the Maximum Compensation Limitation for any Plan Year.

“Required Aggregation Group” means any other qualified plan(s) of the Company or an Affiliated Employer, including a terminated plan which if it had not been terminated would have been required to be included in an aggregation group, in which there are Participants who are Key Employees or which enable(s) the Plan to meet the requirements of Sections 401(a)(4) and 410 of the Code.

“Top-Heavy Ratio” means the ratio of (a) the value of the aggregate of the Accounts under the Plan for Key Employees to (b) the value of the aggregate of the Accounts under the Plan for Key Employees and Non-Key Employees. The Top-Heavy Ratio shall be determined as of the Applicable Valuation Date in accordance with Sections 416(g)(3) and (4) of the Code and Article 5 of this Plan and shall take into account any contributions made after the Applicable Valuation Date but before the last day of the Plan Year in which the Applicable Valuation Date occurs. For purposes of determining the Top-Heavy Ratio:

(a)	The balances in Participants’ Accounts under the Plan shall be combined with the account balances or present value of accrued benefits under each other qualified plan in the Required Aggregation Group and, in the discretion of the Plan Administrator, may be combined with the account balances or present value of accrued benefits under any other qualified plan in the Permissive Aggregation Group;

(b)	The account balance of a Participant’s Rollover Account shall not be taken into account to the extent such account balance is attributable to amounts rolled into the Participant’s Rollover Account from an unrelated plan (i.e., a plan not maintained by the Company or an Affiliated Employer); however, all amounts rolled over to a Participant’s Rollover Account from a related plan (i.e., a plan maintained by the Company or an Affiliated Employer) shall be taken into account, regardless of the date the amounts were rolled into the Participant’s Rollover Account;

2

(c)	The account balances or present value of accrued pensions of all Non-Key Employees who were Key Employees during any prior Plan Year shall not be taken into account;

(d)	Distributions made during the five-year (one-year for distributions made on account of separation from service, death or disability, effective for Plan Years beginning on or after January 1, 2002) period ending on the Applicable Determination Date shall be taken into account; and

(e)	The account balances or present value of accrued pensions of Participants who have not performed services for the Company or an Affiliated Employer during the five-year period (one-year period, effective for Plan Years beginning on or after January 1, 2002) ending on the Applicable Determination Date shall not be taken into account.

B.02 Top-Heavy Definition

The Plan shall be “top-heavy” with respect to any Plan Year if, as of the Applicable Determination Date, the Top-Heavy Ratio exceeds 60%.

B.03 Provisions Applicable When the Plan Is Top-Heavy

(a)	The following provisions shall be applicable to Participants for any Plan Year with respect to which the Plan is top-heavy:

3

(i)	An additional Company contribution shall be allocated on behalf of each Participant (and each Employee eligible to become a Participant), who is a Non-Key Employee and who has not separated from service as of the last day of the Plan Year, to the extent that the contributions made on his behalf under Sections 3.04, 3.05, 3.09(e)(ii) and 3.10(e)(ii) for the Plan Year would otherwise be less than 3% of his Remuneration. However, if the greatest aggregate percentage of Remuneration contributed on behalf of a Key Employee under Sections 3.01, 3.04 and 3.05 for the Plan Year would be less than 3%, that lesser percentage shall be substituted for “3%” in the preceding sentence. Notwithstanding the foregoing provisions of this subparagraph, no minimum contribution shall be made under this Plan with respect to a Participant (or an Employee eligible to become a Participant) if the required minimum benefit under Section 416(c)(1) of the Code is provided to him under any other qualified pension plan of the Company or an Affiliated Employer. Effective for Plan Years beginning on or after January 1, 2002, Company Matching Contributions shall be counted towards satisfying the minimum contribution requirements of this paragraph (i).

(ii)	For Limitation Years beginning prior to January 1, 2000, the 1.25 multiplier in the definitions of “Defined Benefit Plan Fraction” and “Defined Contribution Plan Fraction” in Section A.01 of Appendix A shall be reduced to 1.0, and the $51,875 dollar amount in the definition of “Defined Contribution Plan Fraction” in Section A.01 of Appendix A shall be reduced to $41,500.

4

APPENDIX I

The provisions of this Appendix are retained for historical purposes. Where required by law the provisions of this Appendix shall apply.

A1.01Introduction. This Appendix is included for historical purposes. Effective January 1, 1995, the Merged Plan no longer permitted the investment of Employer Contributions, and the earnings thereon, in the common stock of the Eli Lilly and Company.

This Appendix shall be known as “The Eli Lilly and Company Common Stock Fund” (the “ESOP”). The ESOP permitted the Trustee to borrow amounts to finance the purchase of Shares, and provide for the investment of Employer Contributions, and the earnings thereon, in Shares, so that Participants would have had an opportunity to become shareholders of Eli Lilly and Company. The effective date of the ESOP was January 1, 1989.

The Company intended that the Profit-Sharing Plan and the ESOP together should constitute a single plan under Treasury Regulation § 1.414(l)-l(b)(1). Accordingly, the provisions set forth in the other sections of the Plan should apply to the ESOP in the same manner as those provisions apply to the Profit-Sharing Plan, except to the extent that those provisions were by their terms inapplicable to the ESOP, or to the extent that they were inconsistent with the specific provisions set forth below in this Appendix. The amendment of the Plan to include the ESOP should not affect any beneficiary designations or any other applicable agreements, elections, or consents that Participants, spouses, or beneficiaries validly executed under the terms of the Plan before the effective date of the ESOP; and such designations, agreements, elections, and consents applied under the ESOP in the same manner as they apply under the Profit-Sharing Plan.

A1.02Definitions. The following words and phrases, as used in this Appendix, have the following meanings unless a different meaning is plainly required by the context:

(a)	“ESOP Account” shall mean the portion of a Participant’s Account that reflects a Participant’s or beneficiary’s interest in the ESOP.

(b)	“ESOP Shares Fund” shall mean the portion of the Company Stock Fund that is maintained for the investment of the ESOP assets. The ESOP Shares Fund shall include both ESOP assets that are allocated to Participants’ and beneficiaries’ ESOP Accounts and ESOP assets that are held unallocated in a Suspense Account.

(c)	“Exempt Loan” shall mean a loan, loan guarantee, or other extension of credit to the ESOP from an individual or entity that is a “party in interest” within the meaning of Section 3(14) of ERISA or a “disqualified person” within the meaning of Section 4975(e)(2) of the Code, provided that the proceeds of such extension of credit are used by the Trustee to finance the purchase of Shares or to repay an Exempt Loan in accordance with subsection A1.13 of the ESOP.

1

(d)	“Financed Shares” shall mean Shares purchased with the proceeds of an Exempt Loan and held in a Suspense Account. The term shall not include Shares that have been released from a Suspense Account and allocated to the ESOP Accounts of Participants or beneficiaries in accordance with subsection A1.13 of the ESOP.

(e)	“Suspense Account” shall mean an account to which Shares purchased with the proceeds of an Exempt Loan (and earnings attributable to such Shares) shall be allocated until such Shares and earnings are released from suspense and allocated to the ESOP Accounts of Participants or beneficiaries in accordance with subsection A1.13 of the ESOP.

A1.03Eligibility. An Employee shall become a Participant in the ESOP on the effective date of the ESOP, provided that such Employee was a Participant in the Plan on that date. Any other Employee shall become a Participant in the ESOP as of the date on which such Employee becomes a Participant in the Plan.

A1.04 Employer Contributions.

(a)	Minimum Matching Contributions. Except as otherwise provided in this subsection A1.04, an Employer shall contribute to the ESOP on behalf of its Employees for each month an amount sufficient to provide each Employee with an allocation of Shares equal to fifty percent (50%) of the Employee’s Salary Reduction Contributions for such month; provided, however, that in no event shall either Minimum Matching Contributions or Additional Matching Contributions be made with respect to (1) Salary Reduction Contributions that exceed six percent (6%) of a Participant’s Base Earnings, (2) Salary Reduction Contributions that exceed the limit set forth in subsection 3.03(d), above, or (3) Excess Salary Reduction Contributions; and provided further that in no event shall either Minimum Matching Contributions or Additional Matching Contributions be made to the extent that such contributions would cause the contribution percentage limit set forth in subsection A1.07 or the aggregate limit set forth in subsection A1.08 herein to be exceeded. A Minimum Matching Contribution shall be made by an Employer only out of its current or retained earnings and profits (except as provided in subsection A1.04(c)(2) or subsection A1.04(d)(1), below). The Minimum Matching Contributions shall be allocated among the Participants’ ESOP Accounts in the proportion that each Participant’s Salary Reduction Contributions bear to the aggregate Salary Reduction Contributions for the month.

(b) Additional Matching Contributions.

2

(1)	Determination of Amount. In the discretion of the Board of Directors, and except as otherwise provided in this subsection A1.04, each Employer shall make an Additional Matching Contribution to the ESOP for the Plan Year in such amount as is determined by the Board of Directors, but not in excess of an amount sufficient to provide its Employees with an allocation of Shares equal to fifty percent (50%) of the Employees’ Salary Reduction Contributions made for the Plan Year. An Additional Matching Contribution shall be made only on behalf of Employees who are participating in the Plan as of the first day of the last month of the Plan Year, who retired during the Plan Year, or who died during the Plan Year while actively employed and participating in the Plan. The Additional Matching Contribution shall be made by the Employer only out of its current or retained earnings and profits (except as provided in subsection A1.04(c)(2) or subsection A1.04(d)(1), below).

(2)	Crediting Accounts of Participants. An Employer’s Additional Matching Contributions for a Plan Year shall be allocated among the ESOP Accounts of the Employees of such Employer who are participating in the Plan on the first day of the last month of the Plan Year, or who have become entitled to benefits during the Plan Year by reason of retirement or death, in the proportion that each Participant’s Salary Reduction Contributions bear to the aggregate Salary Reduction contributions for the Plan Year. Participants shall be notified of the amount of any such Additional Matching Contribution by such form of communication as their respective Employers shall consider appropriate.

(c) Contributions Charged to Employers.

(1)	Charged Against Employer Earnings. Except as provided in subparagraph (2) of this subsection A1.04(c) or in subsection A1.04(d)(1), below, the contributions made by Employers in accordance with the provisions of subsection A1.04(a) for the months occurring within each Plan Year and any additional contributions made by such Employers for each Plan Year in accordance with the provisions of subsection A1.04(b) shall be charged among such Employers and paid by each such Employer from its own current or retained earnings on the basis that such contributions are credited to the accounts of Participants who are employed by it during the months of the taxable year for which the contributions are made.

(2)	Employers Without Earnings. In the event that any Employer is prevented from making all or any part of the contribution that it would otherwise have made under the ESOP, as above provided, by reason of having no current or retained earnings for such taxable year, or because its current and retained earnings for such taxable year are insufficient to make the required contribution, then such contribution that such Employer was so prevented from making, or so much of such contribution that is in excess of said Employer’s current and retained earnings for such taxable year, shall be made for said Employer by the other Employers who are members of the same “affiliated group” within the meaning of Section 1504 of the Code, as amended, who have current or retained earnings for such taxable year. If there is more than one other such Employer who has current or retained earnings for such taxable year, then said prevented contributions shall be charged and paid by such Employer(s) as may be determined pursuant to agreement between such Employers, consistent with requirements for deduction of such contribution under applicable provisions of the Code.

3

(3)	Forfeitures. Except as otherwise provided in subsection A1.04(d)(3), below, forfeitures that arise under the Plan shall be allocated to Participants’ ESOP Accounts on the basis of their Salary Reduction Contributions for any Plan Year in which the Employers have elected to make Minimum Matching Contributions and Additional Matching Contributions to the ESOP rather than to the Profit-Sharing Plan. Forfeitures allocated in this manner shall be treated as Minimum Matching Contributions or as Additional Matching Contributions, whichever is applicable, and shall be allocated to Participants’ ESOP Accounts in the manner described in paragraph (a) or (b), above. The forfeiture allocations described in this paragraph (c)(3) shall reduce, dollar for dollar, the amount of the Minimum Matching Contributions or Additional Matching Contributions that otherwise would be allocated to the Participant pursuant to paragraph (a) or paragraph (b) of this subsection A1.04.

(d)     Exempt Loan Contributions.

(1)	Contribution Requirements. For each Plan Year (or portion thereof) during which there are Financed Shares in a Suspense Account, the Employer Contributions to the ESOP shall not be less than an amount that is sufficient, when aggregated with dividend payments described in subsection Al.1l(a), to pay any currently maturing obligations under any Exempt Loan. The Employer Contributions under this paragraph (d) shall be paid in cash to the extent necessary to provide the ESOP with cash sufficient to pay any currently maturing obligations under any Exempt Loan, and shall be paid in two or more installments during the Plan Year to the extent necessary to permit the Trustee to meet the payment schedule for any Exempt Loan. The Employer Contributions described in this paragraph (d) shall be made without regard to whether the Employer Contributions exceed the current or accumulated earnings and profits of the Employers.

(2)	Allocations. The value of the Shares released from a Suspense Account and allocated to a Participant’s ESOP Account by reason of an Exempt Loan payment made pursuant to this subsection A1.04(d) for any Plan Year (including the portion of such Exempt Loan payment that is attributable to dividends as described in subsection A1.11(a)) shall determine whether the Minimum Matching Contributions and Additional Matching Contributions for the Plan Year are sufficient to provide eligible Participants with allocations whose value is at least as great as the amounts determined under paragraphs (a) and (b) of this subsection A1.04.

4

(3)	Forfeitures. Forfeitures shall not be used to repay an Exempt Loan. For each Plan Year (or portion thereof) during which there are Financed Shares in a Suspense Account, forfeitures shall be applied in the manner described in subsection Al.13 to replace dividends that are used to repay an Exempt Loan or to provide additional allocations to Participants. To the extent that forfeitures are not required to be used for either of the foregoing purposes under the provisions of subsection Al.13, they shall be used to pay administrative expenses in accordance with subsection 10.04 hereof.

(e)	Contributions of Shares. Except as provided in subsection A1.04(d)(1), the Employers may, at their election, make all or any part of any Minimum Matching Contribution or Additional Matching Contribution to the ESOP in Shares rather than in cash. The Shares so contributed shall have a fair market value equal to the amount of such Minimum Matching Contribution or Additional Matching Contribution (or portion thereof). The fair market value of a Share shall be the mean between the highest and lowest quoted selling price per share for a 100 share lot of Eli Lilly and Company Common Stock on the composite tape of New York Stock Exchange issues on the date of payment to the Trustee.

(f)	Contributions to the Profit-Sharing Plan. The Employers may, at their election, make a Minimum Matching Contribution or Additional Matching Contribution to the Profit-Sharing Plan pursuant to subsection 3.06 in lieu of all or a portion of the Minimum Matching Contribution or Additional Matching Contribution otherwise required under this subsection A1.04; provided that the Employers may not make a Minimum Matching Contribution or Additional Matching Contribution to the Profit-Sharing Plan in lieu of any Minimum Matching Contribution or Additional Matching Contribution that is required to repay an Exempt Loan as described in subsection A1.04(d), above. The amount of the Minimum Matching Contribution or Additional Matching Contribution otherwise required to be made pursuant to paragraph (a) or (b) of this subsection A1.04 with respect to a Participant shall be reduced, dollar for dollar, by the amount of any Minimum Matching Contribution or Additional Matching Contribution that is allocated to the Participant’s Profit-Sharing Account for the Plan Year.

(g)	Deductibility. All Minimum Matching Contributions and Additional Matching Contributions to the ESOP are conditioned on the deductibility of the contributions under Section 404 of the Code for the taxable year with respect to which the contributions were made.

    (h)        Transfer of Shares from Profit-Sharing Accounts or PAYSOP Accounts.

5

(1)	Transfers at Election of Committee. The Fund Advisory Committee may, at its election, direct the Trustee to transfer from the Profit-Sharing Plan to the ESOP any portion of the Company Stock Fund that is attributable to Employer Contributions, and earnings thereon, credited to Participants’ Profit-Sharing Accounts prior to the date of the transfer, or any portion of the Company Stock Fund that is credited to Participants’ PAYSOP Accounts prior to the date of the transfer. Any Shares transferred in accordance with this subsection (h) shall be held in the ESOP Shares Fund and shall be credited to the ESOP Accounts of those Participants and beneficiaries from whose Profit-Sharing Accounts or PAYSOP Accounts the Shares were transferred. Any Shares transferred from a Participant’s or beneficiary’s PAYSOP Account to his ESOP Account shall continue to be accounted for separately after the transfer, and shall remain subject to the special rules set forth in Appendix I hereof.

(2)	Effect of Transfers. Any Shares transferred in accordance with this paragraph (h) shall not be considered “annual additions” under subsection A1.06 hereof, and shall not be taken into account in determining the contribution percentage of any Participant under subsection A1.07 hereof.

(i)	Contributions Not Recoverable by Employer. The Trustee shall hold the contributions received by it under subsection A1.04 for the respective Participants subject to the provisions of the Plan. No such contribution shall be recoverable by the Employers, except as provided in subsection A1.04(j), below.

Return of Employer Contributions. In the event that an Employer Contribution made pursuant to subsection A1.04

(1)	is made under a mistake of fact, or

(2)	is disallowed as a deduction under Section 404 of the Code for the taxable year with respect to which it was made,

the contribution shall, at the option of such Employer, be returned to such Employer within one (1) year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable; provided, however, that an Employer may not recover from the Plan any contribution that has been used to repay an Exempt Loan. The amount returned shall not be increased to reflect any investment earnings, but shall be decreased to reflect any losses. If the amount returned to such Employer would cause the balance of any Participant’s Account to be less than the balance would have been had the returned contribution never been made, the amount to be returned shall be limited to prevent such loss.

A1.05 Payment to Trustee.

(a)	Minimum Matching Contributions. Except as provided in paragraph (c), below, an Employer’s Minimum Matching Contributions shall become due for payment to the Trustee of the Company Stock Fund at the end of each month during the Plan Year.

(b)	Additional Matching Contributions. Except as provided in paragraph (c), below, an Employer’s Additional Matching Contributions for any Plan Year shall become due for payment to the Trustee of the Company Stock Fund on the last day of such Plan Year and shall be paid to the Trustee by the Employer within the period of time prescribed by law to permit a Federal income tax deduction with respect to such Plan Year for such contributions.

6

(c)	Exempt Loan Payments. Any Minimum Matching Contribution or Additional Matching Contribution made pursuant to subsection A1.04(d), above, shall be paid to the Trustee of the Company Stock Fund in time to permit the Trustee to satisfy any currently maturing obligation under any Exempt Loan. The Employers may, at their election, make all or any portion of such Minimum Matching Contribution or Additional Matching Contribution (or direct the Trustee to use all or any portion of the dividends described in subsection A1.11(a), below) in time to permit the Trustee to pre-pay all or a portion of any obligation under an Exempt Loan, to the extent that such pre-payment may be made without penalty to the ESOP.

A1.06. Limits on Annual Additions.

(a)	Limits on Additions to ESOP Accounts. The annual addition to a Participant’s ESOP Account in any limitation year, when combined with the annual addition to a Participant’s account under the Profit-Sharing Plan and under all other defined contribution plans described in subsection 4.04, may not exceed the lesser of:

(1)	$30,000 (multiplied by the Adjustment Factor); or

(2)	25 percent of a Participant’s compensation (as defined in subsection 4.02, above) for such limitation year.

(b)	Annual Additions.

(1)	The term “annual addition” as used in paragraph (a) of this subsection A1.06 shall mean Employer Contributions allocated to the Participant’s ESOP Account during a limitation year. Except as provided in paragraph (c) of this subsection A1.06, the term “annual addition” also includes any Employer Contributions of principal and interest used to repay an Exempt Loan for the limitation year. For purposes of the immediately preceding sentence, the amount of the annual addition shall be determined by reference to the amount of the Employer Contribution used to repay an Exempt Loan rather than by reference to the value of the Shares released from a Suspense Account and allocated to a Participant’s ESOP Account for the limitation year.

(2)	The term “annual addition” shall not include any dividend paid with respect to Shares that are held in a Suspense Account or allocated to a Participant’s ESOP Account. The term “annual addition” also shall not include the value of any Shares that are allocated to a Participant’s ESOP Account in accordance with subsection A1.13, below, in order to replace any dividends that are used to make payments on an Exempt Loan.

7

(c)	Special Rules for Exempt Loan Payments. If no more than one third of the Employer Contributions for a limitation year that are deductible under paragraph (9) of Section 404(a) of the Code are allocated to Participants who are highly compensated Employees (within the meaning of Section 414(q) of the Code), the limitation imposed by this subsection A1.06 shall not apply to:

(1)	Forfeitures of Shares that were acquired with the proceeds of an Exempt Loan as described in Section 404(a)(9)(A) of the Code, or

(2)	Employer Contributions that are deductible under Section 404(a)(9)(B) of the Code and that are charged against a Participant’s Account.

If allocations for a limitation year would cause more than one third of the Employer Contributions that are deductible under Section 404(a)(9) of the Code to be allocated to highly compensated Employees, such allocations shall be reduced or eliminated, in a manner prescribed by the Employee Benefits Committee that is consistent with applicable laws and regulations, to the extent necessary to prevent the limit on allocations to highly compensated Employees from being exceeded.

(d)	Applicability of General Rules. Except to the “extent otherwise provided above, the provisions of Article IV of the Plan shall apply for purposes of determining the limits on annual additions under this subsection A1.06.

A1.07 Limits on Employer Contributions.

(a)	Contribution Limits. Employer Contributions to the ESOP for any Plan Year shall satisfy the contribution percentage test in Section 401(m)(2) of the Code and the regulations thereunder, including Treasury Regulations Section 1.401(m)-l(b) or any successor provision. Minimum Matching Contributions and Additional Matching Contributions forfeited by a Participant under subsection 3.04, above, with respect to a Plan Year shall not be taken into account in determining whether Employer Contributions to the ESOP for that Participant satisfy the contribution percentage test for that Plan Year. Notwithstanding anything to the contrary in this Appendix I, if the contribution percentage of those Participants who are highly compensated Employees exceeds the limit imposed by Section 401(m) of the Code, the following rules shall apply:

(1)	The amount of the excess aggregate contributions (determined in accordance with Section 401(m)(6)(B) of the Code) for the Plan Year, and any income attributable to such contributions, shall be distributed (or, if forfeitable, shall be forfeited) before the first March 15 following the close of the Plan Year.

8

(2)	Any distribution in accordance with paragraph (1), above, shall be made to Participants who are highly compensated Employees on the basis of the respective portions of the excess aggregate contributions attributable to each such Participant. Such distributions shall be made notwithstanding any other provision of the Plan.

(b)	Treatment of Exempt Loan Payments. To the extent that an Employer Contribution is used to repay an Exempt Loan as described in subsection A1.04(d), above, a Participant’s contribution ratio for a Plan Year shall be determined by reference to the amount of the Employer Contribution that is made with respect to the Participant rather than by reference to the value of the Shares that are released from a Suspense Account and allocated to the Participant’s ESOP Account by reason of the Employer Contribution.

(c)	Separate Testing. The determination of the amount of excess aggregate contributions under paragraph (a), above, for any Plan Year shall be made without regard to any Employer Contributions allocated to a Participant’s Profit-Sharing Account for the Plan Year.

A1.08 Multiple Use of Alternative Limitation.

(a)	General Rule. Notwithstanding anything to the contrary in this Appendix I, in any Plan Year in which multiple use of the alternative limitation occurs, the multiple use shall be corrected pursuant to paragraph (c), below. The determination of whether multiple use of the alternative limitation has occurred under this subsection A1.08 for any Plan Year shall be made without regard to Salary Reduction Contributions or Employer Contributions to the Profit-Sharing Plan. For purposes of this subsection A1.08, multiple use of the alternative limitation occurs if

(1)	The actual deferral percentage (as defined in subsection 3.03(b)(2) hereof) of the group of eligible highly compensated Employees exceeds the amount described in subsection 3.03(a)(1) hereof,

(2)	The actual contribution percentage (within the meaning of Section 401(m)(3) of the Code) of the group of eligible highly compensated Employees exceeds the amount described in Section 401(m)(2)(A)(i) of the Code; and

(3)	The sum of the actual deferral percentage of the group of eligible highly compensated Employees and the actual contribution percentage of the group of eligible highly compensated Employees exceeds the aggregate limit described in paragraph (b), below.

9

(b)	Aggregate Limit. For purposes of this subsection A1.08, the aggregate limit is the greater of:

(1)	The sum of

(i)	125 percent of the greater of (i) the actual deferral percentage of the group of eligible non-highly compensated Employees, or (ii) the actual contribution percentage of the group of eligible non-highly compensated Employees, and

(ii)	Two plus the lesser of (i) or (ii) above; provided that, in no event, shall this amount exceed 200 percent of the lesser of (i) or (ii) above; or

(2)	The sum of

(i)	125 percent of the lesser of (i) the actual deferral percentage of the group of eligible non-highly compensated Employees, or (ii) the actual contribution percentage of the group of eligible non-highly compensated Employees, and

(ii)	Two plus the greater of (i) or (ii) above; provided that, in no event, shall this amount exceed 200 percent of the greater of (i) or (ii) above.

(c)	Correction of Multiple Use. In any Plan Year in which multiple use of the alternative limitation occurs, the actual contribution percentage of the highly compensated Employees shall be adjusted by reducing the actual contribution ratio of the highly compensated Employee with the highest actual contribution ratio to the extent required to

(1)	Enable the Plan to satisfy the aggregate limit set forth in paragraph (b), above, or

(2)	Cause such highly compensated Employee’s actual contribution ratio to equal the ratio of the highly compensated Employee with the next highest actual contribution ratio,

repeating such process until the Plan satisfies the aggregate limit set forth in paragraph (b), above. The reductions required under this paragraph (c) shall be treated as excess aggregate contributions, and shall be distributed (or, if forfeitable, shall be forfeited) in accordance with subsection A1.07, above.

10

(d)	Special Rules. For purposes of applying the aggregate limit to Employer Contributions that are made to the ESOP, the rules set forth in subsections (b) and (c) of subsection A1.07, above, shall apply.

(e)	Intent of Aggregate Limit. The intent of this provision is to prevent a multiple use by the Plan of the alternative limit set forth in Section 401(k)(3)(A)(ii)(II) and Section 401(m)(2)(A)(ii) of the Code. Accordingly, should the Internal Revenue Service issue regulations or other published guidance that differs significantly from the rules set forth in paragraphs (a), (b), (c), and (d) of this subsection A1.08, paragraphs (a), (b), (c), and (d) shall be superseded by the rules set forth in any such regulations or other published guidance, and the Plan shall be administered as if the regulations or other published guidance were incorporated into this Plan, regardless of the date when the Plan is actually amended to comply with such regulations or other published guidance.

A1.09 Vesting and Forfeitures

(a)	Vested Percentage. A Participant’s vested interest in the Employer Contributions and earnings thereon allocated to his ESOP Account shall be determined in accordance with subsection 8.01(a) of the Plan.

(b)	Forfeitures. A Participant who is not 100 percent vested in all amounts allocated to his ESOP Account shall forfeit the nonvested portion of his ESOP Account in accordance with the rules prescribed by subsection 8.01(a) of the Plan. Shares that were allocated to the Participant’s ESOP Account from a Suspense Account as provided in subsection A1.13 hereof shall be forfeited only after all other assets allocated to the Participant’s ESOP Account have been forfeited. If the Participant subsequently returns to employment with the Company or an affiliate before he incurs five consecutive One Year Periods of Severance, his ESOP Account shall be restored if he satisfies the requirements of subsection 8.01(a) of the Plan.

A1.10ESOP Accounts. A separate account shall be established for each Participant, known individually as the ESOP Account and collectively as the ESOP Accounts. A Participant’s ESOP Account shall be maintained in accordance with the rules set forth in Article VI of the Plan.

A1.11 Payment of Dividends

(a)	Exempt Loan Payments. The Fund Advisory Committee may direct the Trustee to use any cash dividend to make payments on an Exempt Loan, provided that the cash dividend is paid with respect to Shares that are held by the ESOP on the record date for such dividend. This paragraph (a) shall apply both to dividends paid with respect to Shares that are allocated to a Participant’s or beneficiary’s ESOP Account and to dividends paid with respect to Shares that are held in a Suspense Account. In addition, to the extent directed by the Fund Advisory Committee, this subsection (a) shall apply to dividends paid with respect to Shares that were transferred to the ESOP from a Participant’s or beneficiary’s Profit-Sharing Account or PAYSOP Account, or from any other tax-qualified defined contribution plan sponsored by the Company or an affiliate.

11

(b)	Replacement of Dividends on Allocated Shares. To the extent that any dividend is paid with respect to Shares that are allocated to an ESOP Account, and such dividend is used to make a payment on an Exempt Loan in accordance with paragraph (a), above, Shares with a fair market value not less than the amount of the dividend shall be allocated to the ESOP Account for the Plan Year for which the dividend would have been allocated to the ESOP Account.

(c)	Other Dividends. To the extent that any cash dividend is paid with respect to Shares that are allocated to a Participant’s or beneficiary’s ESOP Account on the record date for such dividend, and such dividend is not used to make a payment on an Exempt Loan in accordance with paragraph (a), above, the dividend shall be taken into account in determining the value of a Unit of Participation in the Company Stock Fund as described in Article VI hereof.

A1.12 ESOP Shares Fund.

(a)	Investment in Shares. Employer Contributions allocated to a Participant’s or beneficiary’s ESOP Account shall be credited entirely to the ESOP Shares Fund. The ESOP is designed to invest primarily in qualifying employer securities, as defined in Section 4975(e)(8) of the Code. Accordingly, the ESOP Shares Fund shall consist principally of Shares. The Trustee shall purchase such Shares required as a result of dividends and other distributions received with respect to Shares (other than dividends used to repay an Exempt Loan in accordance with subsection Al.11, above) in the open market or by private purchase, including purchase from Eli Lilly and Company.

(b)	Purchase from Eli Lilly and Company. Any purchase of Shares from Eli Lilly and Company shall be at a price per share not in excess of the mean between the highest and lowest quoted selling price per share for a 100-share lot of Eli Lilly and Company Common Stock on the composite tape of New York Stock Exchange issues on the date of purchase by the Trustee. Dividends and other distributions received with respect to Shares (other than dividends used to repay an Exempt Loan in accordance with subsection A1.11, above) and Employer Contributions made in cash shall be invested in Shares as soon as practicable, except as otherwise provided in this Appendix I.

12

(c)	Short-Term Investments. Nothing in this subsection A1.12 or in subsection Al.13, below, shall be construed to prevent the Trustee from retaining in cash or cash equivalents or other short-term investments (i) the proceeds of any Exempt Loan, until such proceeds are used to acquire Shares, or to repay all or any portion of an Exempt Loan; (ii) cash dividends received on Shares held in the ESOP Shares Fund, until such dividends are applied to repay an Exempt Loan or are invested in Shares; and (iii) such other amounts as may be required for the proper administration of the Trust.

A1.13 Exempt Loan Provisions.

(a)	Authority To Obtain or Modify an Exempt Loan. The Trustee, acting in accordance with a resolution of the Board of Directors of Eli Lilly and Company, at the direction of the Fund Advisory Committee, or at the direction of corporate officers authorized by the Board of Directors of Eli Lilly and Company, may obtain an Exempt Loan from time to time in order to finance the acquisition of Shares or to refinance a prior Exempt Loan. An Exempt Loan shall be primarily for the benefit of Participants of the ESOP and their beneficiaries and shall satisfy the conditions set forth in this subsection A1.13. The Trustee, acting in accordance with a resolution of the Board of Directors of Eli Lilly and Company, at the direction of the Fund Advisory Committee, or at the direction of corporate officers authorized by the Board of Directors of Eli Lilly and Company, may extend or renew an Exempt Loan, or may otherwise modify the terms of the Exempt Loan, provided that the Exempt Loan, as extended, renewed, or otherwise modified, continues to satisfy the conditions set forth in this subsection A1.13.

(b)	Terms of the Exempt Loan. An Exempt Loan shall bear a reasonable rate of interest, shall be for a specific term, and shall not be payable on demand except in the event of default. Any collateral pledged to the lender by the Trustee shall consist only of the Financed Shares purchased with the proceeds of the Exempt Loan, or Financed Shares purchased with the proceeds of a prior Exempt Loan that is being refinanced; provided that this sentence shall not be construed to prevent Eli Lilly and Company from guaranteeing repayment of the Exempt Loan. Any pledge of Financed Shares shall provide for the release of the shares so pledged as the Trustee makes payments on the Exempt Loan and allocates the shares to Participants’ ESOP Accounts. Under the terms of the Exempt Loan, the lender shall have no recourse against assets of the ESOP except with respect to (i) the Financed Shares pledged to secure the Exempt Loan, (ii) Employer Contributions (other than contributions of Shares) that are made to the ESOP to meet its obligations under the Exempt Loan, and (iii) earnings attributable to the Financed Shares or to the investment of the Employer Contributions.

(c)	Use of Loan Proceeds. The Trustee shall use the proceeds of an Exempt Loan, within a reasonable time after their receipt by the ESOP, only for one or more of the following purposes: (i) to acquire Shares; (ii) to repay the Exempt Loan; or (iii) to repay a prior Exempt Loan. Until the proceeds of an Exempt Loan are used as described in the preceding sentence, the Trustee may invest such proceeds in cash or cash equivalents or other short-term investments in accordance with subsection Al.12(c), above. The Trustee shall pay no more than “adequate consideration” (within the meaning of Section 3(18) of ERISA) for any Shares acquired with the proceeds of an Exempt Loan.

13

(d)	Suspense Account. Financed Shares acquired by the ESOP with the proceeds of an Exempt Loan shall be allocated to a Suspense Account. Such Financed Shares shall be released from the Suspense Account only as the Trustee makes payments on the Exempt Loan, and shall be allocated to the ESOP Accounts of Participants or beneficiaries who are eligible under subsection A1.04 to receive an allocation of Employer Contributions, or who are eligible under subsection Al. 11 to receive an allocation to replace dividends that were used to repay the Exempt Loan. The number of Financed Shares to be released from the Suspense Account in each Plan Year for allocation to ESOP Accounts shall be determined according to the method set forth in paragraph (1), below, unless the Fund Advisory Committee expressly provides that the method set forth in paragraph (2), below, shall apply with respect to a particular Exempt Loan.

(1)	General Rule. The number of Financed Shares held in the Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the Exempt Loan for that Plan Year, and the denominator of which is the sum of the numerator plus the total payments of principal and interest on the Exempt Loan projected to be made for all future Plan Years. The number of future Plan Years under the Exempt Loan shall be determined without regard to possible extensions or renewal periods, and the interest to be paid in future Plan Years shall be computed by using the interest rate in effect as of the end of the current Plan Year.

(2)	Special Rule. The Fund Advisory Committee, acting in accordance with a resolution of the Board of Directors of Eli Lilly and Company, may direct at the time the Exempt Loan is obtained (or the terms of the Exempt Loan may provide) that Financed Shares will be released from the Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Exempt Loan. This method may be used only to the extent that the following conditions are satisfied: (i) the Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (ii) interest included in any payment on the Exempt Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (iii) the entire duration of the Exempt Loan repayment period does not exceed ten years, even in the event of a renewal, extension, or refinancing of the Exempt Loan.

14

(e)	Repayment of Exempt Loan. The payments of principal and interest on an Exempt Loan (other than payments made pursuant to subsection A1.13(g), below, by reason of a default) shall be made by the Trustee (as directed by the Fund Advisory Committee) only from Employer Contributions to the ESOP (other than contributions of Shares), from earnings attributable to such Employer Contributions, and from any dividends received by the Trust on the Shares held by the ESOP (including earnings on such dividends). The Trustee shall account separately for such Employer Contributions, earnings, and dividends until the Exempt Loan is repaid. To the extent that dividends on Shares are used to repay the Exempt Loan in accordance with subsection Al.11, above, such dividends shall be used first to repay the principal amount of the Exempt Loan; dividends shall be used to pay interest on the Exempt Loan only to the extent that the aggregate amount of the dividends used to repay the Exempt Loan in any Plan Year exceeds the amount of the principal payment due on the Exempt Loan for that Plan Year.

(f)	Allocations to ESOP Accounts. The Shares that are released from a Suspense Account in any Plan Year shall be allocated to Participants’ and beneficiaries’ ESOP Accounts as follows:

(1)	Each Participant’s or beneficiary’s ESOP Account shall be credited with

(i)	Shares whose fair market value (determined as of the date of allocation to the ESOP Account, based upon the mean between the highest and lowest quoted selling price per share for a 100-share lot of Eli Lilly and Company Common Stock on the composite tape of New York Stock Exchange issues) equals the value of the cash dividends used to repay an Exempt Loan, to the extent that such dividends were paid with respect to the Shares allocated to the Participant’s or beneficiary’s ESOP Account for the Plan Year; and

(ii)	Shares whose fair market value (determined as of the date of allocation to the ESOP Account, based upon the mean between the highest and lowest quoted selling price per share for a 100-share lot of Eli Lilly and Company Common Stock on the composite tape of New York Stock Exchange issues) equals the value of the Employer Contribution that such Participant is eligible to receive under the ESOP for the Plan Year (reduced by the amount of any Employer Contribution that the Participant has received or is entitled to receive under the Profit-Sharing Plan for the Plan Year, and by the amount of any Employer Contribution that is allocated directly to the Participant’s ESOP Account for the Plan Year).

15

The order of allocation of Shares pursuant to this subparagraph (1) shall be determined by the Board of Directors of Eli Lilly and Company or the Fund Advisory Committee.

(2)	Any Shares remaining after the allocations described in subparagraph (1), above, shall be used to provide an additional Employer Contribution for the Plan Year, calculated by increasing the Additional Matching Contribution percentage under subsection A1.04(b) to the extent necessary to provide for the allocation of such Shares to Participants’ ESOP Accounts.

Except as provided in the following paragraph, the Shares released from a Suspense Account for any Plan Year shall be allocated to Participants’ and beneficiaries’ ESOP Accounts on (or as soon as practicable after) the allocation date for the Minimum Matching Contribution, Additional Matching Contribution, or dividend to which the released Shares are attributable. In no event shall Shares released from a Suspense Account be allocated as of a date later than the end of the Plan Year in which the Exempt Loan payment is made.

If the Trustee uses a Employer Contribution to make a payment on an Exempt Loan after the end of a Plan Year but on or before the time prescribed in Section 404(a)(6) of the Code, the Fund Advisory Committee may direct that some or all of the Shares released from a Suspense Account by reason of the payment shall be applied to satisfy the Employer Contribution obligation for the Plan Year preceding the Plan Year in which the payment is made, and that the Shares so applied shall be allocated to Participants’ ESOP Accounts as of the end of such preceding Plan Year.

If the Shares released from a Suspense Account in any Plan Year are not sufficient to provide the allocations described in paragraphs (1)(A) or (B), above, the Employers shall make an additional contribution to the ESOP in an amount sufficient to complete such allocations. The total amount of any forfeitures arising pursuant to subsection 8.01(a) for a Plan Year, to the extent that such forfeitures have not previously been allocated to a Participant’s or beneficiary’s account or used to repay an -Exempt Loan, shall be treated as part of the additional contribution described in the preceding sentence. An additional contribution made in order to provide the allocation described in paragraph (1)(A), above, shall be treated as a dividend; an additional contribution made in order to provide the allocation described in paragraph (1)(B), above, shall be treated as an Employer Contribution, in accordance with subsection A1.04(d) hereof.

16

(g)	Requirements in the Event of Default. In the event of default on the Exempt Loan, the value of the ESOP assets transferred in satisfaction of the Exempt Loan shall not exceed the amount of the default. If the lender is a party in interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975(e)(2) of the Code), the Exempt Loan shall provide for a transfer of ESOP assets on default only upon and to the extent of the failure of the ESOP to meet the payment schedule of the Exempt Loan; provided that a party in interest or disqualified person shall not be considered a “lender” for the purposes of this sentence solely because such party in interest or disqualified person guaranteed the Exempt Loan.

(h)	Put Options. Except as provided in this paragraph (h), no employer security acquired with the proceeds of an Exempt Loan shall be subject to a put, call, or other option, or to a buy-sell or similar arrangement, while it is held by and when it is distributed from the ESOP. If an employer security acquired with the proceeds of an Exempt Loan is not publicly traded when distributed, or if it is subject to a trading limitation when distributed, the security shall be subject to a put option that permits the Participant or beneficiary to resell the security to the Company during the 15-month period following the distribution of the security. The provisions of this paragraph (h) shall apply whether or not the ESOP is an employee stock ownership plan at the time the security is held or distributed.

(i) Multiple Exempt Loans.

(1)	Amortization and Share Release. If there is more than one Exempt Loan outstanding, the Fund Advisory Committee shall direct the Trustee either (i) to amortize each Exempt Loan separately, or (ii) to aggregate the principal and interest payments calculated separately with respect to two or more outstanding Exempt Loans and to amortize the Exempt Loans so aggregated as if they were a single Exempt Loan. If the Fund Advisory Committee elects to amortize two or more outstanding Exempt Loans as if they were a single Exempt Loan, the Fund Advisory Committee shall aggregate the Financed Shares purchased with the proceeds of each Exempt Loan in order to determine the number of Shares released from the Suspense Account and allocated to Participants’ and beneficiaries’ ESOP Accounts for any year with respect to the aggregated Exempt Loans.

(2)	Share Allocation. The Fund Advisory Committee may allocate the Shares purchased with each Exempt Loan in proportion to the payments of principal and interest made with respect to that Exempt Loan, or the Fund Advisory Committee may direct the Trustee to allocate the Shares purchased with one Exempt Loan more rapidly than the Shares purchased with another Exempt Loan; provided, however, that the Fund Advisory Committee’s method of attributing the Shares allocated for a given year to a particular Exempt Loan shall not affect the number of Shares released from the Suspense Account and allocated for that year, which number shall be determined in accordance with paragraph (d), above, and as provided in subparagraph (1), above.

17

(3)	Eligible Collateral. To the extent permitted by applicable law, the Fund Advisory Committee may, from time to time, determine the number of Financed Shares remaining in the Suspense Account that are pledged (or that are eligible to be pledged) as collateral for a particular Exempt Loan; provided, however, that the number of Financed Shares that are pledged (or eligible to be pledged) as collateral for a particular Exempt Loan shall not exceed the number of Financed Shares that would be pledged (or eligible to be pledged) if the Fund Advisory Committee had allocated the Shares purchased with each Exempt Loan in proportion to the payments of principal and interest made with respect to the Exempt Loan. When the Fund Advisory Committee makes a determination described in this subparagraph (3), the Fund Advisory Committee shall communicate the number of Financed Shares pledged (or eligible to be pledged) as collateral for a particular Exempt Loan to the Trustee, and the Trustee may rely on such communications.

A1.14	Other Securities Acquisition Loans. Notwithstanding any other provision of the ESOP, if the Company or an affiliate receives a loan that is designed to qualify as a “securities acquisition loan” within the meaning of Section 133(b)(1)(B) of the Code, and if, within 30 days, Shares are transferred to the ESOP in an amount equal to the proceeds of such loan, such Shares shall be allocable to the accounts of Participants within one year of the date of such loan. A securities acquisition loan described in this subsection A1.14 shall not be an Exempt Loan, and shall not be subject to the requirements of subsection A1.13, above.

Al. 15 Distribution of ESOP Accounts.

(a)	General Rule. Upon a Participant’s retirement, death, Disability, or other termination of employment with the Company and its affiliates, the Participant (or, if applicable, the Participant’s beneficiary) shall be entitled to receive a distribution of the vested portion of his ESOP Account at the same time and in the same manner as he receives a distribution of the other portions of his Participant’s Account under Article X of the Plan. A Participant shall not be entitled to elect a time or method of distribution, or to designate a beneficiary, with respect to his ESOP Account that is different from the time and method of distribution and beneficiary that are applicable to the other portions of his Participant’s Account.

(b)	Cash-Outs. For purposes of determining, pursuant to Article X., whether a Participant’s vested accrued benefit exceeds $3,500, the Participant’s ESOP Account shall not be considered separately, but shall be included with the other portions of his Participant’s Account.

(c)	Distributions in Shares. A Participant or beneficiary may elect, pursuant to Article XI hereof, to receive the distribution of the Participant’s ESOP Account in Shares rather than in cash; provided that the Trustee shall distribute fractional shares in cash rather than in Shares.

18

(d)	Post-Retirement Withdrawals. A retired Participant who has elected to defer commencement of the distribution of his Participant’s Account may make periodic withdrawals from his ESOP Account pursuant to subsection 8.01(b)(3) of the Plan.

A1.16 Withdrawal and Diversification Rights.

(a)	Withdrawals. A Participant may withdraw his Employer Contributions (and earnings thereon) from his ESOP Account subject to the same rules as apply to withdrawals of Employer Contributions (and earnings thereon) from the Participant’s Account under Article VIII of the Plan. A Participant may elect to receive any withdrawal described in this subsection (a) in the form of Shares rather than in cash.

(b)	Diversification. It is the intent of the Employers that the Participant’s withdrawal right described in paragraph (a), above, shall satisfy the diversification requirement of Section 401(a)(28) of the Code. Accordingly, a Participant shall not be entitled to have his ESOP Account and any earnings attributable thereto invested in any Fund other than the Company Stock Fund.

A1.17	Voting and Tendering of Company Securities. A Participant shall be entitled to vote or tender the Shares allocated to his ESOP Account in accordance with the rules set forth in subsections 11.08 and 11.09 of the Plan.

19

APPENDIX II

THE LILLY EMPLOYEE STOCK OWNERSHIP PLAN

A2.01 Transfer of Assets.

(a)	The portion of The Lilly Employee Stock Ownership Plan (the “PAYSOP”) that comprises the accounts of Employees who are Participants in the Plan as of December 17, 1987, shall be merged with the Plan as soon as practicable after that date. Pursuant to the merger, the Plan shall accept the direct trustee-to-trustee transfer of Participants’ account balances under the PAYSOP, together with the assets attributable thereto. The Plan shall be the surviving instrument in the merger. Assets transferred from the PAYSOP to the Plan shall be held in the Trust and shall be administered in accordance with this Appendix II.

(b)	The assets transferred from the PAYSOP to the Plan with respect to each Participant (the “PAYSOP Account”) shall be allocated to the Participant’s Account maintained for such Participant pursuant to Section 6.01 of the Plan. The Participant’s Account shall show the PAYSOP Account and the earnings thereon separately from amounts attributable to Salary Reduction Contributions, Employer Contributions, and Employee Contributions to the Plan.

(c)	A Participant shall be fully vested at all times in his PAYSOP Account and any accumulated earnings thereon.

(d)	The transfer of a Participant’s PAYSOP Account to the Plan shall not be treated as an annual addition for purposes of Article IV of the Plan.

A2.02	Investment in the Company Stock Fund. Each Participant’s PAYSOP Account shall be invested in the Company Stock Fund. A Participant shall not be entitled to have his PAYSOP Account and any earnings attributable thereto invested in any Fund other than the Company Stock Fund.

A2.03	Withdrawal of PAYSOP Accounts. Except as provided in subsection A2.04, below, a Participant may not withdraw any portion of his PAYSOP Account, or the earnings attributable thereto, prior to his retirement, death, Disability, or other termination of employment with the Company and its affiliates.

A2.04 Diversification of PAYSOP Accounts.

(a)	Any qualified Participant may elect to receive one or more distributions of Shares from his PAYSOP Account in accordance with this Section A2.04. For purposes of this Section A2.04, the term “qualified Participant” shall mean any Participant who has attained age fifty-five (55) and who has completed at least ten (10) years of participation under the PAYSOP (including years of participation in the Plan after the date of the merger described in this Appendix 11).

1

(b)	An election to receive a distribution under this Section A2.04 may be made only within 90 days after the close of each Plan Year in the qualified election period. For purposes of this Section A2.04, the term “qualified election period” shall mean the period described in Section 401(a)(28)(B)(iv) of the Code.

(c)	The amount eligible to be distributed under this Section A2.04 following each Plan Year in the qualified election period shall be determined as follows:

(1)	except as otherwise provided in paragraph (2), below, the amount eligible to be distributed shall be 25 percent of that portion of the Participant’s PAYSOP Account that is attributable to Shares acquired with respect to a Plan Year beginning after December 31, 1986, less any amount that has been distributed in accordance with a prior election under this Section A2.04; and

(2)	following the last Plan Year in the qualified election period, the amount eligible to be distributed shall be 50 percent of that portion of the Participant’s PAYSOP Account that is attributable to Shares acquired with respect to a Plan Year beginning after December 31, 1986, less any amount that has been distributed in accordance with a prior election under this Section A2.04.

Notwithstanding any other provision of this Section A2.04, a qualified Participant may not elect to receive a distribution under this Section A2.04 if the portion of his PAYSOP Account eligible for diversification under Section 401(a)(28) of the Code is a “de minimis” amount (as defined in regulations or other guidance issued by the Secretary of the Treasury or by the Internal Revenue Service).

(d)	Not later than 90 days after the end of each period during which an election may be made under subsection (b), above, the Plan shall distribute any amount that a qualified Participant has elected to receive. Any distribution under this Section A2.04 shall be made only from that portion of the qualified Participant’s PAYSOP Account that is attributable to Shares acquired with respect to a Plan Year beginning after December 31, 1986. Any distribution under this Section A2.04 shall be made first from Shares that have satisfied the 84-month allocation requirement in Section 409(d) of the Code. If such Shares are not sufficient to complete the distribution, the remaining portion of the distribution shall be made from Shares that have not satisfied the 84-month allocation requirement in Section 409(d) of the Code, but only to the extent that such a distribution is permitted under Section 409(d) of the Code.

A2.05 Distribution of PAYSOP Accounts.

2

(a)	Upon a Participant’s retirement, death, Disability, or other termination of employment with the Company and its affiliates, the Participant (or, if applicable, the Participant’s beneficiary) shall be entitled to receive a distribution of his PAYSOP Account at the same time and in the same manner as he receives a distribution of the other portions of his Participant’s Account under Article X of the Plan; provided, however, that for purposes of Article X of the Plan, a Participant’s entire PAYSOP Account shall be deemed to be part of such Participant’s “post-1986 account.” A Participant shall not be entitled to elect a time or method of distribution, or to designate a beneficiary, with respect to his PAYSOP Account that is different from the time and method of distribution and beneficiary that are applicable to the other portions of his post-1986 account.

(b)	For purposes of determining, pursuant to Article X, whether a Participant’s vested accrued benefit exceeds $3,500, the Participant’s PAYSOP Account shall not be considered separately, but shall be included with the other portions of his Participant’s Account.

(c)	A Participant or beneficiary may elect, pursuant to Article XI hereof, to receive the distribution of the Participant’s PAYSOP Account in Shares rather than in cash; provided, however, that the Trustee shall distribute fractional Shares in cash rather than in common stock.

(d)	A retired Participant who has elected to defer commencement of the distribution of his Participant’s Account may make periodic withdrawals from his PAYSOP Account pursuant to subsection 10.01(b)(3) of the Plan.

A2.06	Qualified Domestic Relations Orders. If any portion of a Participant’s PAYSOP Account is subject to a qualified domestic relations order, such amount shall be paid in accordance with subsection 8.04 of the Plan. Notwithstanding the provisions of subsection A2.03 of the Plan and Section 409(d) of the Code, payments may be made from a Participant’s PAYSOP Account to an alternate payee under a qualified domestic relations order even if the Participant has not terminated his employment with the Company and its affiliates, and even if part or all of the Shares in the Participant’s PAYSOP Account has not become eligible for distribution to the Participant under Section 409(d) of the Code. Except to the extent otherwise provided in the qualified domestic relations order, any distribution to an alternate payee under this subsection A2.06 shall be derived from Shares in the order in which such Shares were allocated to the Participant’s PAYSOP Account, beginning with the Shares that were most recently allocated to the Participant’s PAYSOP Account.

A2.07	Voting Rights. A Participant shall be entitled to vote the Shares allocated to his PAYSOP Account in accordance with the rules set forth in subsection 11.08 of the Plan; provided, however, that if the Participant does not instruct the Trustee how to exercise the Participant’s voting rights with respect to the Shares allocated to the Participant’s PAYSOP Account, the Trustee shall not vote such Shares.

3

A2.08	Applicability of Plan Provisions. The provisions of the Plan other than this Appendix II shall apply to a Participant’s PAYSOP Account on and after the date of the merger described in this Appendix II in the same manner and to the same extent as such provisions apply to other portions of the Participant’s Account under the Plan; provided, however, that no such provision of the Plan shall apply to a Participant’s PAYSOP Account to the extent that the application of such provision would conflict with this Appendix H or would violate applicable law.

4

Appendix II	For participants of the IVAC Plan electing to take pre-1987 account balance distributions in the form of a purchased annuity.

        Joint and Survivor Annuity. Distribution of the Participant’s pre-1987 account by the purchase of an annuity from an insurance carrier, payable in monthly installments for the life of the Participant, with a survivor annuity for the life of the spouse to whom the Participant is married on the date benefits are to commence. The amount of the annuity shall be fifty percent (50%) (or more than fifty percent [50%], if elected by the Participant, but not more than one hundred percent [100%]) of the amount payable to the Participant, and the annuity shall be the actuarial equivalent of an annuity for the life of the Participant. If the Participant has elected this option (A) for payment of his pre-1987 account, he must obtain the written notarized consent of his spouse in order to waive this option (A) and to elect any other option described below for payment of his pre-1987 account; provided, however, that such an election of another option shall be valid only if received by the Plan Administrator after receipt by the Participant of the explanation described in subsection 8.01(a)(4) and within the 90-day period ending on the date benefits commence, and in no event shall it be effective before the day of such receipt. An election of another option may be revoked by the Participant only in writing and only during the 90 day election period, but the revocation shall be effective regardless of whether the consent of the Participant’s spouse is obtained.

5

ALARIS MEDICAL SYSTEMSRETIREMENT
INVESTMENT PLAN

PREAMBLE TO
THE ALARIS MEDICAL SYSTEMS RETIREMENT INVESTMENT PLAN

The ALARIS Medical Systems Retirement Investment Plan (the “Plan”) has been established to provide benefits for employees of ALARIS Medical Systems.

This document constitutes the terms of the Plan, which became effective on January 1, 1998. This Plan is a merger of the IVAC Employee Savings Plan and the Advanced Medical Technologies, Inc./IMED Corporations’ Savings Plan (referred to as “Prior Plans”).

It is intended that the Plan be a profit-sharing plan that is qualified under Section 401(a) and 401(k) of the Internal Revenue Code, as amended from time to time.

(Continued)

Article 2.	Eligibility and Participation	16
2.01	Eligibility	16
2.02	Participant Contributions	16
2.03	Reemployment of Former Employees and Former Participants	16
2.04	Transferred Participants	17
2.05	Termination of Participation	17

Article 3.	Contributions	18
3.01	Contributions	18
3.02	Change in Contributions	18
3.03	Suspension of Contributions	19
3.04	Company Matching Contributions	19
3.05	Profit Sharing Contributions	19
3.06	Rollover Contributions	20
3.07	Timing of Contributions	21
3.08	Section 402(g) Limitation on Pre-Tax Contributions	22
3.09	Section 401(k) Limitation on Pre-Tax Contributions	23
3.10	Section 401(m) Limitation on Company Matching Contributions	26
3.11	Transitional Rules	30
3.12	Prohibition Against Multiple Use of the Alternative Limitation on Pre-Tax, After-Tax and Company Matching Contributions	30
3.13	Additional Discrimination Testing Provisions	30
3.14	Maximum Annual Additions Limitation	31
3.15	Return of Contributions	31
3.16	Contributions during Period of Military Leave	32

(Continued)

		Page

Article 4.	Investment of Contributions	35
4.01	Investment Funds	35
4.02	Investment of Participants' Accounts	36
4.03	Responsibility for Investments	36
4.04	Investment Changes	36

Article 5.	Valuation of Accounts	37
5.01	Valuation of the Investment Funds	37
5.02	Discretionary Power of the Plan Administrator	37
5.03	Statement of Accounts	37

Article 6.	Vested Portion of Accounts	38
6.01	Vesting Requirements	38
6.02	Disposition of Forfeitures	38
6.03	Restoration upon Reemployment	39

Article 7.	In-Service Withdrawals	40
7.01	59 1/2Withdrawals	40
7.02	Voluntary Withdrawals	40
7.03	Hardship Withdrawal	41
7.04	Timing and Procedures and Form of Payment	42
7.05	Participant Loans	43

(Continued)

Article 9.	Administration	56
9.01	Appointment of Plan Administrator	56
9.02	Duties of Plan Administrator or Committee	56
9.03	Individual Accounts	57
9.04	Meetings	57
9.05	Action of Majority	57
9.06	Compensation and Bonding	57
9.07	Establishment of Rules	58
9.08	Prudent Conduct	58
9.09	Service in More Than One Fiduciary Capacity	58
9.10	Limitation of Liability	58
9.11	Indemnification	59
9.12	Appointment of Investment Manager	59
9.13	Expenses of Administration	59
9.14	Claims Procedures	60

Article 10.	Management of Funds	62
10.01	Trust Agreement	62
10.02	Exclusive Benefit Rule	62

Article 11.	General Provisions	63
11.01	Nonalienation; Qualified Domestic Relations Orders	63
11.02	Conditions of Employment Not Affected by Plan	63
11.03	Facility of Payment	63
11.04	Information	64
11.05	Top-Heavy Provisions	64
11.06	Construction	64

Article 12.	Amendment, Merger and Termination	66
12.01	Amendment of Plan	66
12.02	Merger or Consolidation	66
12.03	Additional Participating Employers	67
12.04	Termination of Plan	67

(Continued)

Appendix A

Appendix B

Appendix I

Appendix II